[A&A Logo]

Dear Fellow Stockholders:

    On behalf of Alexander & Alexander, I want to thank you for your continued support of the Company.

    In recent months, A&A has restructured its operations and taken other actions to strengthen our financial position and to improve earnings. Fully described in the 1994 Annual Report on Form 10-K and elsewhere, these actions include significant expense reduction and reinvestment into information technology, employee training and product development.

    Having achieved our immediate objectives, we are now intensifying our focus on growing revenues and profits, particularly in the United States. We are taking aggressive, creative approaches that will permanently change the way we win and retain our business.

    In the following Proxy Statement, you are being asked to vote on several items that can have an important effect on the momentum that we have established. Items 3 and 4 involve equity-based compensation plans that reflect our pay philosophy for executives and key employees. The philosophy is intended to more closely align their financial interests with increasing stockholder value. Your board of directors has already voted to link its compensation to A&A's common stock price. Item 5 involves the equity-based non-employee directors deferred stock ownership program.

    The board recommends a vote in favor of these three matters as well as Item 6, which will permit a tax deduction for bonus payments to our most senior managers. We ask that you vote against stockholder proposals described in the Proxy Statement as Items 7 and 8.

    Your board of directors and management look forward to personally meeting those stockholders able to attend the Annual Meeting. If you have questions in advance of the meeting, please contact our Vice President and Treasurer, Alan Kershaw, at (410) 363-5873.

                                          Sincerely,



                                          Frank G. Zarb
                                          Chairman of the Board, Chief Executive
                                            Officer and President

                      ALEXANDER & ALEXANDER SERVICES INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

    The Annual Meeting of Stockholders of Alexander & Alexander Services Inc. (the "Company") will be held at 9:30 a.m. (EST) on Thursday, May 18, 1995. The meeting will be held at a new venue in the McGraw-Hill Building Auditorium, 1221 Avenue of the Americas, New York, N.Y. (enter on 49th Street between Avenue of the Americas and 7th Avenue) for the following purposes:

       Item 1: To elect 14 directors to the Board of Directors for the coming year;

       Item 2: To ratify the appointment of Deloitte & Touche LLP as independent auditors for 1995;

       Item 3: To approve and adopt the Company's 1995 Long-Term Incentive Plan;

       Item 4: To approve and adopt the Company's Employee Discount Stock Purchase Plan;

       Item 5: To approve and adopt the Non-Employee Director Deferred Stock Ownership Program;

       Item 6: To approve and adopt the Company's Performance Bonus Plan for Executive Officers;

       Item 7: To consider and vote upon a stockholder proposal to permit cumulative voting in the election of directors;

       Item 8: To consider and vote upon a stockholder proposal to require stockholder approval of severance arrangements for executives in change of control situations; and

       Item 9: To transact such other matters as may properly come before the meeting and any adjournments thereof.

    Stockholders of record of the Common Stock, Class A Common Stock and Class C Common Stock of the Company at the close of business on March 17, 1995 are entitled to notice of and to vote at the meeting and any adjournments thereof.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR PURPOSES OF CONDUCTING BUSINESS.

                                          By order of the Board of Directors,




                                          Alice L. Russell
                                          Corporate Secretary

April 11, 1995

                               TABLE OF CONTENTS

Proxy Statement......................................................................       1

Voting Securities and Principal Holders..............................................       1

Security Ownership of Certain Beneficial Owners......................................       2

Security Ownership of Directors, Director Nominees and Executive Officers............       3

Nominees for Election to the Board of Directors......................................       4

Meetings of the Board of Directors and its Committees................................       7

Director Compensation................................................................       8

Report on Executive Compensation by the Compensation, Benefits and Nominating
Committee............................................................................      10

Stock Performance Graph..............................................................      15

Executive Compensation...............................................................      16

Certain Transactions.................................................................      24

Matters Submitted to Stockholders....................................................      25

  Item 1: Election of Directors......................................................      25

  Item 2: Ratification of Selection of Independent Auditors..........................      25

  Item 3: Directors' Proposal to Approve and Adopt 1995 Long-Term Incentive Plan.....      26

  Item 4: Directors' Proposal to Approve and Adopt Employee Discount Stock Purchase
          Plan.......................................................................      30

  Item 5: Directors' Proposal to Approve and Adopt Non-Employee Director Deferred
          Stock Ownership Program....................................................      33

  Item 6: Directors' Proposal to Approve and Adopt Performance Bonus Plan for
          Executive Officers.........................................................      35

  Item 7: Stockholder Proposal--Cumulative Voting....................................      36

  Item 8: Stockholder Proposal--Stockholder Approval of Change of Control
          Arrangements...............................................................      38

Compliance with Section 16(a) of the Securities Exchange Act of 1934.................      39

Stockholder Proposals for 1996 Meeting...............................................      39

Other Matters........................................................................      40

Appendix I: 1995 Long-Term Incentive Plan............................................     I-1

Appendix II: Employee Discount Stock Purchase Plan...................................    II-1

Appendex III: Non-Employee Director Deferred Stock Ownership Program.................   III-1

Appendix IV: Performance Bonus Plan for Executive Officers...........................    IV-1

                      ALEXANDER & ALEXANDER SERVICES INC.
                          1185 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036

                              -------------------

                                PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alexander & Alexander Services Inc. (the "Company") to be voted at its Annual Meeting of Stockholders which will be held at the McGraw-Hill Building Auditorium, 1221 Avenue of the Americas, New York, New York at 9:30 a.m., local time, on Thursday, May 18, 1995, and at any adjournments thereof (the "Annual Meeting").

    Shares represented by each proxy properly executed and returned will be voted unless revoked. A stockholder may revoke a proxy at any time before it is exercised by filing with the corporate secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Any written notice revoking the proxy should be sent to the attention of Alice L. Russell, Corporate Secretary, Alexander & Alexander Services Inc., 10461 Mill Run Circle, Owings Mills, Maryland 21117.

    This proxy statement and the accompanying form of proxy, together with the Company's annual report, are being mailed to stockholders on or about April 11, 1995.

    If a stockholder is the beneficial owner of the Company's Class A Common Stock, a direction and proxy will be delivered to Montreal Trust Company, as trustee, in connection with the shares beneficially owned by said stockholder and held by the trustee. The trustee will vote the Class A Common Stock in accordance with the directions received from the beneficial owners.

    The cost of soliciting proxies will be borne by the Company. In addition to the solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company in person or by telephone, telegraph or facsimile. The Company has retained D.F. King & Co., Inc. to assist in the solicitation for a fee estimated at $20,000 plus reasonable expenses. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to principals.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

    Only holders of record of the Company's Common Stock, $1.00 par value ("Common Stock"), Class A Common Stock, $.0001 par value ("Class A Stock"), and Class C Common Stock, $1.00 par value ("Class C Stock"), at the close of business on March 17, 1995 are entitled to vote at the Annual Meeting. As of that date, there were outstanding 41,752,988 shares of Common Stock, 2,115,997 shares of Class A Stock and 369,574 shares of Class C Stock. Such shares are each entitled to one vote.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following sets forth information as of February 15, 1995, regarding persons who, to the best of the Company's knowledge, beneficially own 5 percent or more of the shares of the Company's Common Stock, Class A Stock, Class C Stock together with their related holdings.


                                                          PERCENTAGE                       PERCENT
                                                           AND CLASS        NUMBER        OF TOTAL
      NAME AND ADDRESS OF STOCKHOLDER                      OF STOCK        OF SHARES    VOTING SHARES

  Southeastern Asset Management, Inc.(1)                    12.63%         5,241,418        11.86%
    Suite 900                                            Common Stock
    6075 Poplar Avenue
    Memphis, TN 38119
  The Prudential Insurance Company of America(1)            10.11%         4,195,936         9.49%
    Prudential Plaza                                     Common Stock
    Newark, NJ 07102-3777
                                                             8.79%           202,200            0%
                                                           Series A
                                                          Convertible
                                                        Preferred Stock
  Norwest Corporation(1)(2)                                  7.65%         3,176,050         7.19%
    Norwest Center                                       Common Stock
    Sixth and Marquette
    Minneapolis, MN 55479
  FMR Corp.(1)(3)(4)                                         6.6%          2,740,039          6.2%
    82 Devonshire Street                                 Common Stock
    Boston, MA 02109
                                                            10.29%           236,600            0%
                                                           Series A
                                                          Convertible
                                                        Preferred Stock
  Ontario Municipal Employees Retirement System(1)          57.93%         1,346,823         3.05%
    Suite 1000                                           Class A Stock
    One University Avenue
    Toronto, Canada M5J 2P1
  Trustees of the Alexander & Alexander U.K.                 67.5%           249,980          .57%
    Voluntary Equity Scheme(1)                           Class C Stock
    145 Vincent Street
    Glasgow, Scotland G2 5NX                                 .31%            130,130          .29%
                                                         Common Stock
  American International Group, Inc.(5)                      100%          4,136,213            0%
    70 Pine Street                                         Series B
    New York, NY 10270(5)                                 Convertible
                                                           Preferred
                                                             Stock

------------
(1) As reported on the Schedule 13G most recently filed by the stockholder with the Securities and Exchange Commission ("SEC").

(2) Together with subsidiaries: Norwest Colorado, Inc. and Norwest Bank Colorado, National Association.

(3) Together with subsidiaries Fidelity Management & Research Company and Fidelity Management Trust Company.

(4) Also holds $2,242,000 of the Company's 11% Subordinated Convertible Debentures, convertible at $39.00 per share into 57,487 shares of Common Stock.

(5) As reported on Schedule 13D most recently filed by the stockholder with the SEC, shares held through subsidiaries: American Home Assurance Company, Commerce and Industry Insurance Company and The Insurance Company of the State of Pennsylvania. Shares of Series B Convertible Preferred Stock are convertible into shares of the Company's voting stock. Pursuant to the terms of the Series B Convertible Preferred Stock, a holder may convert shares up to a maximum 9.9% of the outstanding voting stock of the Company.

               SECURITY OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES
                             AND EXECUTIVE OFFICERS

    As to the beneficial ownership of the Company's Common Stock and Class A Stock, the following table sets forth information as of March 17, 1995, regarding each director, director nominee and named executive officer reported under the caption "Executive Compensation," and all directors, director nominees and executive officers as a group.

                                                       COMMON STOCK    COMMON STOCK    CLASS A STOCK
                                                       BENEFICIALLY     SUBJECT TO     BENEFICIALLY
    NAME                                               OWNED(1)(2)      OPTIONS(3)         OWNED

Frank G. Zarb(4)                                          272,141         150,000          --
John A. Bogardus, Jr                                       90,635          --              --
Kenneth Black, Jr. (5)                                     12,350          --              --
Robert E. Boni                                            141,785          --              --
W. Peter Cooke                                                472          --              --
E. Gerald Corrigan                                            785          --              --
Kenneth J. Davis                                           10,023          26,150          --
Joseph L. Dionne                                            1,785          --              --
Gerald R. Ford                                                785          --              --
Peter C. Godsoe                                               868          --              --
Angus M. M. Grossart                                        2,940          --              --
Maurice H. Hartigan                                           785          --              --
James S. Horrick                                           --              32,600           4,764
James B. Hurlock                                              885          --              --
Ronald A. Iles                                             32,195          55,601          --
Tinsley H. Irvin                                           39,991         205,946          --
Edward F. Kosnik                                           --              --              --
Vincent R. McLean                                          11,737          --              --
Dennis L. Mahoney                                          --              --              --
James D. Robinson III                                       2,785          --              --
Michael K. White                                              644         146,425          --
William M. Wilson                                           2,840          83,925          26,791
All directors, director nominees and executive
  officers as a group, (30 persons)(6)(7)                 678,561         820,847          31,555

------------
(1) Includes the number of shares: (i) that are held directly or indirectly for the benefit of the individuals listed or directly for the benefit of members of an individual's family as to which beneficial ownership is disclaimed;
    (ii) that are held in the Company Trust; (iii) that represent such individuals' interests in shares vested as of December 31, 1994, in the stock fund under the Company's Thrift Plan or similar plans; and (iv) that represent restricted stock that may vest in the future.

(2) Beginning in 1995, annual fees for non-employee directors will generally not be currently paid. Of the shares reported, the following shares represent the Common Stock reference value of fees so deferred: Dr. Black--785 shares, Mr. Bogardus--785 shares, Dr. Boni--785 shares, Mr. Cooke--472 shares,

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)
    Mr. Corrigan--785 shares, Mr. Dionne--785 shares, President Ford--785 shares, Mr. Godsoe--368 shares, Mr. Grossart--472 shares, Mr. Hartigan--785 shares, Mr. Hurlock--785 shares, Mr. McLean--785 shares, Mr. Robinson 785--shares and Mr. Wilson--472 shares. In addition, 140,000 shares represent the Common Stock reference value of a deferred special compensation award to Dr. Boni, and 11,065 shares, 2,468 shares and 10,752 shares represent the Common Stock reference value of the present value of the accrued benefit for Dr. Black, Messrs. Grossart and McLean, respectively, under the Non-Employee Director Retirement Plan which was terminated effective January 1, 1995. (See section captioned "Director Compensation" for further information).

(3) Represents shares which are subject to options exercisable within 60 days from March 17, 1995.

(4) The 150,000 shares of Common Stock subject to stock options reported by Mr. Zarb became exercisable on March 8, 1995 as a result of acceleration due to specified target price of the Company's Common Stock being sustained (see section captioned "Option Grants in 1994" for further information).

(5) Dr. Black will serve as emeritus director from the date of the Annual Meeting and until the Company's 1996 annual meeting of stockholders

(6) Mr. Wilson beneficially owns 1.3 percent of the Class A Stock. No other individual director, director nominee or executive officer beneficially owns more than 1 percent of any class of the Company's voting shares. All officers and directors as a group own approximately 1.7 percent of the Common Stock, approximately 1.5 percent of the Class A Stock, none of the Class C Stock and approximately 1.6 percent of the total outstanding voting shares.

(7) Does not include 520 shares, 92 shares and 28 shares of Common Stock and 1,000 shares, 176 shares and 53 shares of Class C Stock held under the U.K. Voluntary Equity Scheme attributed to Messrs. Davis, Iles and Mahoney, respectively, none of whom have any present voting or dispositive power.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

FRANK G. ZARB, 60, CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR.

    Mr. Zarb has served as chairman of the board, chief executive officer and president of the Company since June 1994. From November 1993 until joining the Company, he served as vice chairman and group chief executive officer of The Travelers Inc. He was chairman and chief executive officer of Smith Barney Inc. and Smith Barney, Harris Upham & Co. Incorporated from November 1988 to June 1993, and president of such corporations from June 1989 to June 1993. From 1978 to 1988 he was a general partner at Lazard Freres & Co. (an investment banking firm). Previously, he served in the United States Government as Administrator for the Federal Energy Administration from 1974 to 1977; Assistant to the President of the United States for Energy Affairs from 1975 to 1977; Associate Director of the United States Office of Management and Budget from 1973 to 1974; and United States Assistant Secretary of Labor from 1971 to 1972. He has been a director of the Company since June 1994. Mr. Zarb is also a director of the Securities Investor Protection Corporation, and Foamex International, Inc. and a member of the Board of Trustees of Hofstra University and the Gerald R. Ford Foundation. He is a member of the New York Stock Exchange Nominating Committee, and serves on the U.S. Enrichment Corporation's Board of Directors.

ROBERT E. BONI, 67, DIRECTOR

    Dr. Boni is a retired chairman of the board and chief executive officer of Armco Inc., having held these positions from February 1986 to November 1990 and February 1985 to April 1990, respectively. He has been a director of the Company since 1988 and served as non-executive chairman of its board of directors from January 1994 until June 1994. He is also a director of Maritrans GP Inc.

W. PETER COOKE, 63, DIRECTOR

    Mr. Cooke has served as the chairman of the World Regulatory Advisory Practice of Price Waterhouse since January 1989. Prior to joining Price Waterhouse, Mr. Cooke was associate director of

The Bank of England and held various executive management positions with the bank since joining in 1955. He has been a director of the Company since July 1994. He is the deputy chairman of the Housing Corporation, the U.K. governmental agency responsible for channeling government resources to the social housing sector. He is also a director of Safra Republic Holdings.

E. GERALD CORRIGAN, 53, DIRECTOR

    Mr. Corrigan has served as chairman, International Advisors of Goldman, Sachs & Co. since January 1994. From January 1985 until July 1993, he was president and chief executive officer of the Federal Reserve Bank of New York. Mr. Corrigan has been a director of the Company since January 1995. He is also the non-executive chairman of the board of directors of the Russian-American Enterprise Fund, a position to which he was appointed by President Clinton. He is the U.S. co-chairman of the Russian American Bankers Forum, a group involved in the development of a contemporary banking and financial system in the Russian Federation.

JOSEPH L. DIONNE, 61, DIRECTOR

    Mr. Dionne has served as chairman of the board of directors and chief executive officer of McGraw-Hill, Inc. since 1988 and 1983, respectively. He has served in various executive and management positions since joining McGraw-Hill, Inc. in 1967. He has been a director of the Company since July 1994. He is also a director of The Equitable Life Assurance Society of the United States, The Equitable Companies, Incorporated and The Harris Corporation.

GERALD R. FORD, 81, DIRECTOR

    The Honorable Gerald R. Ford was President of the United States from August 1974 through January 1977, having served as Vice President of the United States from December 1973 through August 1974. He is a lecturer and a business consultant to several corporations. President Ford has been a director of the Company since October 1994. He is also a director of The Travelers Inc. and an advisory director to Texas Commerce Bancshares, Inc. and American Express Company.

PETER C. GODSOE, 55, DIRECTOR

    Mr. Godsoe has served as chairman of the board and chief executive officer of The Bank of Nova Scotia since January 1995 and January 1993, respectively. He previously served as the deputy chairman and president since January 1993 and January 1992, respectively. Since 1966, he has held various other positions with the bank, including vice chairman from 1983 to 1992 and chief operating officer during 1992. Mr. Godsoe has been a director of the Company and of Alexander & Alexander/Reed Stenhouse Companies Limited ("A&A/RSC"), the Company's retail broking subsidiary in Canada, since 1989.

ANGUS M.M. GROSSART, 57, DIRECTOR

    Mr. Grossart has served as the chairman and managing director of Noble Grossart Limited, a United Kingdom merchant bank, since 1969. Mr. Grossart has been a director of the Company since 1985. He is the chairman of Scottish Investment Trust plc and deputy chairman of Edinburg Fund Managers plc. He is also a director of the Royal Bank of Scotland plc and American Trust plc.

MAURICE H. HARTIGAN II, 55, DIRECTOR

    Mr. Hartigan II is a retired senior managing director of Chemical Banking Corporation in New York, where he headed the North America Division of Chemical's Global Bank from January 1992 until his retirement in February 1995. He served in various executive and management positions with the bank since joining in 1965. He has been a director of the Company since October 1994.

JAMES B. HURLOCK, 61, DIRECTOR

    Mr. Hurlock is a partner and has served as chairman of the management committee for White & Case, an international law firm headquartered in New York since 1967 and 1980, respectively. He joined the firm in 1959, and has served as the resident partner of the firm's offices in Brussels, Paris, and London. He has been a director of the Company since October 1994.

RONALD A. ILES, 59, SENIOR VICE PRESIDENT AND DIRECTOR

    Mr. Iles has served as chairman of Alexander & Alexander Services U.K. plc, the parent of the Company's European operations and as a senior vice president of the Company since 1993 and 1985, respectively. In January 1995, Mr. Iles was appointed chairman of the Alexander Howden Group Ltd., an entity formed from the merger of the Company's specialist and reinsurance broking operations. Since joining the predecessor entity of Alexander Howden Reinsurance Brokers in 1957, Mr. Iles has held various executive management positions, including chairman from 1981 to December 1994. He has been a director of the Company since January 1995.

EDWARD F. KOSNIK, 50, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND DIRECTOR

    Mr. Kosnik has served as executive vice president and chief financial officer of the Company since August 1994. Before joining the Company, he was chairman of the board, president and chief executive officer of JWP, Inc., a global services company, from April 1993 to February 1994, and executive vice president and chief financial officer from December 1992 to April 1993. From 1987 to 1992, he was president and chief executive officer of Sprague Technologies Inc., a global manufacturer of electronic components. From 1983 to 1987, he served as executive vice president and chief financial officer of Penn Central Corporation. He has been a director of the Company since March 1995. He is also a director of Buckeye Management Company.

VINCENT R. MCLEAN, 63, DIRECTOR

    Mr. McLean is a retired officer of Sperry Corporation, a diversified manufacturing concern, having served as executive vice president and chief financial officer from 1983 to 1985. He has been a director of the Company since 1980. He is also a director of William Penn Life Insurance Co. of New York and Banner Life Insurance Company.

JAMES D. ROBINSON III, 59, DIRECTOR

    Mr. Robinson III has served as president of J.D. Robinson Inc., a strategic advisory and private investment firm, since February 1993. From 1977 to February 1993 he served as chairman of the board and chief executive officer of American Express Company, having held various executive management positions since joining such corporation in 1970. He has been a director of the Company since July 1994. He is also a director of the Coca-Cola Company, Bristol-Myers Squibb Company, First Data Corporation, New World Communications Group and Union Pacific Corporation.

EMERITUS DIRECTORS

    Emeritus directors may be designated by the Board of Directors from time to time on an annual basis. There were no designated emeritus directors during 1994. Effective as of the date of the Annual Meeting, Dr. Kenneth Black, Jr. will serve as an emeritus director until the date of the Company's 1996 annual meeting of stockholders. Dr. Black, 70, has been a director of the Company since 1984. He is the Regents' Professor Emeritus of Insurance at Georgia State University. Dr. Black is also a director of Haverty Furniture Stores, Inc., Scudder Variable Life Insurance Fund and USLIFE Corporation.

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors and its committees met a total of 45 times during 1994. The full board met a total of 11 times. All directors attended 79% or more of the aggregate number of meetings of the board and its committees on which they served. Of the directors standing for re-election who served for the full 1994 calendar year, attendance at meetings of the board and committees on which each such director served was as follows: Dr. Boni, 41 of 42 meetings; Mr. Godsoe, 23 of 30 meetings; Mr. Grossart, 21 of 21 meetings; and Mr. McLean, 44 of 45 meetings. All directors standing for re-election who were appointed since the last annual meeting attended all board and committee meetings held in 1994 since their appointment.

    The following are the current members and functions of the standing committees of the Board of Directors:

    AUDIT COMMITTEE. This committee assists the Board of Directors in exercising its fiduciary responsibilities for oversight of audit and related matters, including corporate accounting, reporting and control practices. It is responsible for recommending to the Board of Directors the independent auditors to be employed for the following year. The Audit Committee meets periodically with management, financial personnel, internal auditors and the independent auditors to review internal accounting controls and auditing and financial reporting matters. The independent auditors and the internal auditors have unrestricted access to the Audit Committee. This committee consists of four non-employee directors: Messrs. McLean (chair), Bogardus, Hurlock and Hartigan II. The committee met six times during 1994.

    COMPENSATION, BENEFITS AND NOMINATING COMMITTEE. Effective January 1, 1995, the Compensation and Benefits Committee (the "CBC") was combined with the Nominating Committee. This committee is responsible for overseeing the Company's executive compensation programs. It administers certain compensation and benefit plans designated by the Board of Directors and approves annual compensation and long-term incentive compensation for executive officers and certain other senior executives of the Company and its subsidiaries. This committee is also responsible for recommending nominees for election to the Board of Directors and will consider candidate recommendations from stockholders. Stockholders wishing to recommend prospective nominees for the committee's consideration should submit such recommendations in writing to: Alexander & Alexander Services Inc., 1185 Avenue of the Americas, NY, NY 10036, Attn: Chairman, Compensation, Benefits and Nominating Committee. This committee consists of five non-employee directors: Dr. Black (chair), Dr. Boni, Messrs. Corrigan and Dionne, and President Ford. The CBC met fourteen times during 1994, and the Nominating Committee met twice during 1994.

    EXECUTIVE COMMITTEE. This committee has the authority to act for the Board of Directors on most matters during intervals between the board's meetings and has additional responsibilities regarding oversight of Company policy and management controls. This committee consists of seven directors: Messrs. Boni (chair), Black, Corrigan, Dionne, Hartigan II, McLean and Zarb. The committee met nine times during 1994.

    FINANCE/INVESTMENT COMMITTEE. This committee monitors the Company's financial management and advises the Board of Directors on related matters. This committee consists of six directors: Messrs. Godsoe (chair), Cooke, Grossart, Iles, Robinson III and Wilson. The committee met three times during 1994.

    PUBLIC POLICY AND ETHICS COMMITTEE. Effective February 1995, the Board of Directors established the Public Policy and Ethics Committee. This committee is responsible for overseeing the Company's continuing program relating to standards of business conduct for its employees. This committee consists of five directors: President Ford (chair) and Messrs. Cooke, Iles, Robinson III and Zarb.

                             DIRECTOR COMPENSATION

    Set forth below is a description of the compensation provided to non-employee directors (including Dr. Boni) for services rendered during 1994, and a discussion of the Company's new compensation program for such non-employee directors for services rendered after 1994. Like the Company's redesigned programs for its executive officers and other key employees, the new director program emphasizes equity-based compensation intended to encourage the creation of value for stockholders.

    During 1994, each director who was not also an employee of the Company or any of its subsidiaries received an annual retainer of $25,000, $5,000 for each committee for which such director served as the chair, and a fee of $1,000 for each board and committee meeting attended. A director whose work exceeded certain specified time levels received additional compensation. In this connection, Dr. Black received an additional $1,000 in fees for work relating to the Nominating Committee and Mr. McLean received an additional $24,000 in fees for work relating to the Audit Committee.

    Mr. Wilson, who will serve as a director until the Annual Meeting, also received B.P.40,000 under a consulting agreement with the Company, which will continue through at least December 1995. Mr. Godsoe received an annual retainer of Canadian $25,000 in 1994 as a non-employee director of A&A/RSC, the Company's Canadian subsidiary. In addition to reimbursement of his out-of-pocket expenses Mr. Grossart also received a weekly stipend of B.P.50 for other expenses during the first eleven months of 1994.

    During 1994, Dr. Boni served as the non-executive chairman of the board. In this capacity, he was assigned the task of identifying and hiring a new chief executive officer for the Company and taking any and all actions necessary or appropriate to accomplish that task. Because the scope of such services could not be predetermined, the Board of Directors initially approved compensation for these services of $100,000, but expressly reserved the right to award Dr. Boni additional compensation. In November 1994, in recognition of (i) the fact that the task presented to Dr. Boni vastly exceeded expectations, including requiring the attainment of a substantial equity investment in the Company, (ii) his outstanding achievements, and (iii) his continued services as a consultant to the Company through December 31, 1994 to help complete the tasks he had begun, the board approved a special compensation award for Dr. Boni. Pursuant to the terms of this award, Dr. Boni is entitled to receive the proceeds from an account (the "Special Account") established to record his interest in a grantor trust created by the Company which is subject to the claims of the Company's creditors (the "Company Trust"). To fund the Special Account, the Company contributed 140,000 shares of the Company's Common Stock to the Special Account. The independent trustee of the Company Trust (the "Trustee") or an investment manager appointed by the Company (a "Manager") may sell the Common Stock credited to the Special Account, except that (i) 46,667 of such shares may not be sold until October 1, 1995 or until the Company's Common Stock reaches a target price of $25.00 per share, and (ii) 46,666 of such shares may not be sold until October 1, 1996 or a target price of $30.00 is reached. (These restrictions will also earlier lapse upon Dr. Boni's death or a change of control of the Company.) Dr. Boni will receive a distribution from the Company Trust of any shares of Common Stock held in the Separate Account six months following his cessation of services as a member of the board. To the extent that the Special Account holds assets other than Common Stock, such assets will generally be distributed immediately following the date Dr. Boni ceases to be a member of the board (or earlier at the discretion of the Company's chief executive officer).

    Beginning in 1995, each non-employee director will receive a single fee of $40,000 for all services as a director (the "Annual Fee"), regardless of the committee services such director provides. The Annual Fee will generally not be paid currently to any director. Instead, payment of such Annual Fee will be deferred pursuant to the terms of the Non-Employee Directors Deferred Stock Ownership Program (the "NEDD Plan"), which is being presented to stockholders for approval at the Annual Meeting and which is described in greater detail under the caption, "Directors' Proposal to Approve the Non-Employee Director Deferred Stock Ownership Plan." Such deferrals will initially be valued by reference to shares of the Company's Common Stock. Under the NEDD Plan, the Company will semi-annually contribute to the Company Trust shares having a then fair market value of approximately one-half of the director's annual fee, which will be allocated to an account established for each director (a "Director's Account"), provided that to the extent a director has an immediate tax liability due to a contribution to the Company Trust, such director will receive a cash payment equal to the amount of such liability and the value of the shares contributed will be reduced by a like amount.

    Shares contributed to a Director's Account may be sold by the Trustee after they have been held in the Company Trust for one year (or earlier upon a change of control of the Company) at the direction of an Eligible Director given during a window period and more than six months prior to the effective date of such sale. Any shares of Common Stock or other assets held in a Director's Account will be distributed following the cessation of the Eligible Director's services as a member of the board. To the extent that a Director's Account holds assets other than Common Stock, such assets may be distributed prior to the time the Eligible Director ceases to be a member of the board if such Eligible Director incurs a financial hardship. Notwithstanding the foregoing, dividends on Common Stock held in a Director's Account will be passed through to each director as soon as practicable following the date received by the Company Trust.

    During 1994, the Company maintained the Non-Employee Directors Retirement Plan (the "Retirement Plan") for the benefit of non-employee directors. Under the Retirement Plan, a non-employee director who completed at least ten years of service would receive an annual retirement benefit equal to the annual benefit in effect at the time of such director's retirement. This benefit would be paid for the longer of 10 years or the lifetime of the director.

    In connection with the adoption of the NEDD Plan, the Board of Directors terminated the Retirement Plan and the Company made special contributions to the Company Trust in respect of those non-employee directors who, at December 31, 1994, had completed at least seven and one-half years of service (the "Minimum Service"). (The termination of the Retirement Plan had no effect on the benefits of directors who had already retired with vested rights.) For each director who had completed ten years of service, the Company made a contribution equal to the full present value of the director's accrued retirement benefits. For each director who had completed at least the Minimum Service but not ten years of service, the Company made a contribution equal to two-thirds of such present value. The Company made no special contribution for any director with less than the Minimum Service. Based on the length of their service as directors, the Company made the following contributions, subject to the approval of the NEDD Plan by stockholders at the Annual Meeting, to the Company Trust for the following directors: Dr. Black, 11,065 shares; Mr. McLean, 10,752 shares and Mr. Grossart, 2,468 shares, plus a cash payment of $31,757 to satisfy Mr. Grossart's U.K. tax liability on the shares contributed to the Company Trust. Such shares (or the value derived therefrom) will be distributed to each such director following the cessation of his membership on the board.

    Each director is entitled to direct the Trustee as to how to vote the shares of Company Stock held in an account for his or her benefit.

    Directors who are also employees of the Company or any subsidiary receive no additional compensation for their services as directors.

                        REPORT ON EXECUTIVE COMPENSATION
             BY THE COMPENSATION, BENEFITS AND NOMINATING COMMITTEE

    The Company's compensation program for its executive officers is administered and reviewed by the Compensation, Benefits and Nominating Committee (the "CBNC") of the Board of Directors. The CBNC is comprised of five outside directors, none of whom is an employee or former employee of the Company or a director of another corporation that requires specific disclosure of such relationship in this proxy statement.

COMPENSATION PHILOSOPHY

    During 1994, the Board of Directors of the Company effected significant changes in the Company's management. The board's goals were to address the Company's financial underperformance and to reposition the Company to deal with a rapidly changing business environment. By reason of these actions, the CBNC recognized that the 1994 compensation structure had to be responsive to the Company's immediate need to attract highly qualified personnel capable of achieving the board's mandate and to effectuate a smooth transition in management and, where necessary and appropriate, to make certain adjustments to the usual compensation philosophy.

    In determining the compensation payable to the Company's executive officers, the CBNC seeks to achieve the following objectives through a combination of base and variable compensation:

    . Pay competitively--Provide a total compensation opportunity that is consistent with competitive practices, enabling the Company to attract and retain qualified executives;

    . Pay for performance--Create a direct link between the compensation payable to each executive officer and the financial performance both of the Company generally and of the specific business unit or units for which the executive is responsible. The amounts payable with respect to the components of an individual's compensation will change from year to year, depending on that financial performance; and

    . Executives as Stockholders--Create a common interest between executive officers and the Company's stockholders through the use of stock options and other stock awards that link a portion of each executive officer's compensation opportunity directly to the value of the Company's common stock.

    As part of the 1994 review of the Company's overall operating strategy, the compensation program for the key employees of the Company and its subsidiaries (including the Company's executive officers) was redesigned. This program, which is being implemented in 1995, reinforces the tenets of the CBNC's compensation philosophy but increases the emphasis on variable compensation and the rewards payable for superior performance. In addition, to further align the interests of management with those of stockholders, new equity based programs are being submitted to stockholders for approval at the Annual Meeting, and a stock ownership policy was adopted by the Company that strongly encourages senior management to own a specific amount of the Company's Common Stock.

    The programs which implement the CBNC's compensation philosophy have been developed with the assistance of outside consultants and counsel. The CBNC will continue to annually review the Company's compensation policies and programs in light of its philosophy and of competitive practices in the United States and in those foreign countries in which executive officers of the Company reside and/or geographically operate.

COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM

  Base Salary

    The CBNC establishes each officer's base salary by comparison to competitive market levels for the executive's job function determined by reference to compensation paid in the industry or by a peer group, in the country where such executive permanently resides. The "Peer Group" used in the Stock Price Performance Graph on page 15 of this proxy statement reflects the Company's direct competitors in its principal business. The "Peer Group" is included in the group of corporations used for executive compensation analysis. In determining executive compensation, the focus is on recruiting and retaining executive talent and, therefore, a larger group of corporations than the Company's direct competitors is used for compensation comparisons.

    Base salaries generally approximate the median level of such competitive rates and are adjusted based on individual performance. Salaries are reviewed at regular intervals of between 12 to 24 months depending on job classification and competitive market levels. Base salaries for executive officers were generally increased in 1994 in accordance with the foregoing practices. Notwithstanding this policy, certain executive officers (including Messrs. Zarb, Horrick, and Mahoney) have employment agreements which assure such officers a minimum level of base salary that was determined through a process of bilateral negotiations.

  Annual Incentive

    For fiscal year 1994, annual bonuses were established by the CBNC based primarily on corporate restructuring initiatives and business unit performance. For all executive officers, 1994 corporate restructuring initiatives constituted at least 25 percent of such executive's total bonus opportunity. For certain executive officers, this component comprised the basis for most of the officer's bonus opportunity. For other executive officers, the performance of the executive's business unit, primarily measured by reference to the unit's attainment of operating income objectives, also made up a substantial portion of the executive's annual bonus opportunity. Individual performance compared to pre-established strategic, financial and operational objectives determined the remaining portion of the annual incentive of certain executives.

    A portion of all executive officers' 1994 bonuses were based on the success of the Company's restructuring initiatives, and accordingly, all bonus targets under this objective were achieved. In addition, due to the profitability in 1994 of certain of the Company's business units, the executive officers responsible for those units were awarded a significant portion of their annual incentive based on this criterion.

    Notwithstanding the foregoing, certain executive officers, including Mr. Zarb, who were hired in 1994 were guaranteed minimum bonuses for 1994 as part of the compensation provided to induce them to join the Company's employ. Such minimum bonuses are commonly awarded to newly hired executives for their first year of employment since newly hired executives will generally forego a bonus opportunity from their prior employer to accept new employment.

  Equity Based Incentives

    The Company's equity based incentives have historically taken the form primarily of both stock options and awards of Common Stock. Stock awards have either been in the form of restricted stock or shares of Common Stock earned by the attainment of specified performance objectives. Equity-based incentive awards have been granted under the Company's 1988 Long Term Incentive Compensation Plan (the "1988 Plan"). In addition, certain outstanding stock options were granted under the 1982 Key Employee Stock Option Plan (the "1982 Plan").

    The Company has adopted the 1995 Long-Term Incentive Compensation Plan (the "1995 Plan"), subject to stockholder approval, to provide its executive officers and other key employees equity opportunities, beginning in fiscal year 1995, that are intended to further align the interests of such officers and employees with those of the Company's stockholders. Besides continuing the CBNC's authority to grant restricted stock, stock options and performance share/unit awards, the 1995 Plan will allow the Company to issue restricted stock in complete or partial payment of incentive compensation otherwise payable to eligible officers and employees. Such bonus equity awards will create an additional economic incentive for eligible employees to remain in the Company's employ and increase the amount of each such employee's compensation that is directly dependent on the value of the Company's Common Stock. Such awards will be restricted for a period of not less than three years.

    Stock Options. Stock options have been the Company's primary form of long-term incentive compensation. In awarding stock options to executive officers in 1994, the CBNC's intent was that such options would represent a significant portion of each such officer's total compensation opportunity, thus aligning the officer's economic interests with those of the Company's stockholders. Consistent with this goal, all option awards in 1994 were made at the fair market value of the Common Stock as of the date of grant. The number of options granted was based on the CBNC's subjective evaluation of a number of factors, including competitive market practice, past grants, management level and other matters relating to an individual's performance and ability to influence corporate results. The CBNC believes these awards were within the competitive range of similar awards made by the Company's competitors for executive talent.

    Certain executive officers, including Mr. Zarb, who were hired in 1994 were also awarded stock option grants as part of the inducement for such officers to accept employment with the Company. The size of these awards was determined by the CBNC based on its determination of the award required to induce each such officer to enter the Company's employ. The CBNC's evaluation of the appropriate size of such awards was based on several factors, as subjectively evaluated by the CBNC with respect to each particular officer, including: (i) the ability of the officer to affect the value of the Common Stock, (ii) the long-term compensation opportunities available to the officer at his prior employer and
(iii) the extent to which such officer had to forfeit any such opportunities by accepting employment with the Company. With respect to stock options awarded to Mr. Zarb and two other executive officers, the exercisability of these awards may be accelerated upon sustaining a target price of the Company's Common Stock for a specified period.

    Restricted Stock. The CBNC has used awards of restricted stock in special circumstances as an inducement for an executive officer to remain in the Company's employ over a period of years or as a reward for extraordinary performance or as a means to adjust compensation packages. It has been the Company's practice not to use restricted stock awards as a standard form of long-term incentive compensation. The circumstances, rather than past awards, constituted the primary factors for determining the size of any past restricted stock award.

    Commencing with fiscal year 1995, the CBNC intends to grant restricted stock with greater regularity under the "bonus equity" portion of the 1995 Plan. As noted above, the restricted stock awards to be made pursuant to this program will be in complete or partial satisfaction of the amount otherwise payable to an eligible officer or employee under the terms of an incentive compensation plan of the Company or one of its subsidiaries. The awards to be made under this program, if the 1995 Plan is approved by stockholders, are intended to induce employees to remain in the Company's employ, while simultaneously subjecting at least a portion of their earned incentive compensation to the same market risks and rewards as a stockholder. Such awards will be restricted for a period of not less than three years.

    Other Long-Term Incentive Compensation. In special circumstances, the CBNC uses other long-term performance based awards, payable in cash, as incentive to senior executives of the Company and its subsidiaries to achieve specific performance objectives and criteria. For example, one executive officer received such an award in respect of profit improvement for certain operations.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    During 1994, three individuals served as the Company's principal executive officer. Mr. Tinsley H. Irvin served as the Company's chief executive officer from January 1 to March 31, when he retired from the Company's employ. Mr. Frank
G. Zarb became chairman of the board of directors, chief executive officer and president on June 16, 1994 and continues to serve in those capacities. Mr. Michael K. White, who served as the Company's president and chief operating officer, was the Company's principal executive officer during the period between Mr. Irvin's retirement and the commencement of Mr. Zarb's employment. Mr. White retired from the Company effective September 30, 1994.

    In January, 1994, Mr. Irvin and the Company mutually agreed that it would be in their respective best interests for Mr. Irvin to retire. Pursuant to a Transition Employment, Retirement and Consulting Agreement, dated January 14, 1994, Mr. Irvin resigned his duties as chairman of the board of directors and retired from the Company's employ on March 31, 1994. Pursuant to the terms of that agreement as of that date, the Company paid Mr. Irvin a lump sum amount equal to the amount of severance benefits that would have been paid to Mr. Irvin, based on his 40 years of service with the Company, had he terminated his employment under the Company's Senior Executive Severance Plan due to a reduction in his duties and responsibilities (a "Good Reason Termination"). In addition, during the second quarter of 1994, pursuant to the agreement Mr. Irvin was paid $100,000 in consulting fees to assist in the management transition.

    To assure that Mr. White would remain in the Company's employ until Mr. Irvin's successor was appointed, the Company amended Mr. White's 1990 employment agreement to extend its term until 90 days following the appointment of the new chief executive officer. The Company also paid the severance benefits that would have been payable to Mr. White under the Senior Executive Severance Plan, based on his service with the Company, had he terminated his employment due to a Good Reason Termination.

    As part of the negotiations regarding Mr. Zarb's employment with the Company, the Company agreed to provide him a minimum annual base salary of $900,000 and a guaranteed minimum bonus for 1994 of $1,000,000. Under the terms of Mr. Zarb's employment agreement, the Company also agreed to provide Mr. Zarb a bonus opportunity for fiscal years after 1994 of at least $1,200,000 to be payable upon the attainment of one or more performance goals to be established pursuant to the Performance Bonus Plan for Executive Officers to be presented to stockholders for their approval at the Annual Meeting.

    In connection with his acceptance of employment with the Company, the CBNC also awarded Mr. Zarb options to purchase 600,000 shares of the Company's Common Stock at an exercise price equal to the closing price of the stock on the New York Stock Exchange on June 16, 1994 (the "Employment Commencement Date"). These options generally become exercisable in installments over a period of five years (as described in the option table contained on page 21 of this proxy statement), subject to acceleration as to exercisability if certain share appreciation targets are earlier attained. Additionally, the CBNC granted Mr. Zarb 271,307 shares of restricted stock to compensate for the loss of certain benefits that he had accrued or would otherwise have received had he remained in the employ of The Travelers Inc. through the end of 1994. The number of shares subject to this award were determined pursuant to a formula based on the value of the benefits expected to be lost or foregone and the value of the Company's Common Stock on the Employment Commencement Date, and were subject to a downward adjustment in the event that Mr. Zarb received payment of compensation from The Travelers Inc. that was expected to be forfeited. Because Mr. Zarb received a partial bonus from The Travelers Inc. for his 1994 services, a 20,290 share adjustment was required under the terms of the award. However, based upon the CBNC's 1995 subjective evaluation of Mr. Zarb's performance, the CBNC awarded Mr. Zarb 20,290 shares of restricted stock, equal to the number of shares forfeited, as an additional award in recognition of Mr. Zarb's outstanding performance on behalf of the Company during 1994.

  Policy as to Section 162(m) of the Code

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the incentive compensation it makes available to its executive officers for this performance exception. Stock option grants and performance share/unit awards under the Company's 1988 Plan currently meet the requirements of the performance exception to nondeductibility and the 1995 Plan is being presented to stockholders for approval so that similar awards to be made to executive officers under the 1995 Plan should also satisfy this exception. The Company has adopted a new Performance Bonus Plan for Executive Officers designed to qualify the amounts payable thereunder to executive officers for the performance exception under Section 162(m), which plan is being submitted to stockholders for approval as is required under Section 162(m). However, in appropriate circumstances, such as in connection with the hiring of a new executive officer (such as Mr. Zarb), it may be necessary or appropriate to pay compensation or make incentive or retentive awards that do not meet the performance based exception and therefore, may not be deductible by reason of
Section 162(m).

                                          COMPENSATION, BENEFITS AND NOMINATING
                                          COMMITTEE
                                            Dr. Kenneth Black, Jr., Chairman
                                            Dr. Robert E. Boni
                                            E. Gerald Corrigan
                                            Joseph L. Dionne
                                            The Honorable Gerald R. Ford

                         STOCK PRICE PERFORMANCE GRAPH

    The graph below provides an indicator of cumulative total shareholder returns for the Company for the period December 31, 1989 to December 31, 1994 compared with the S&P 500 Stock Index and a Peer Group(1). Total return is measured by the increase/decrease in value of $100 invested at the beginning of the period, including both reinvestment of dividends and capital appreciation or depreciation.


                                  1989      1990        1991        1992        1993        1994
Alexander & Alexander             $100      $78.8      $ 73.5      $ 96.3      $ 76.7      $ 74.5
S&P 500                           $100      $96.9      $124.9      $133.7      $145.9      $147.6
Peer Group(1)                     $100      $94.6      $ 92.5      $ 94.2      $104.3      $ 93.3

------------
(1) The Peer Group comprises the largest publicly traded companies worldwide which compete against the Company in its principal industry segment. The members of the Peer Group are as follows: Marsh & McLennan Cos Inc., Arthur
    J. Gallagher & Co., Sedgwick Group plc and Willis Corroon Group plc.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation awarded or paid to, or earned by, the Company's Chief Executive Officer (or performed the duties of such office) and each of the Company's other four most highly compensated executive officers in 1994 (referred to collectively with the Chief Executive Officer as the "named executives") for years ended December 31, 1994, 1993 and 1992.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM COMPENSATION
                                                                                 -----------------------------------------
                                                                                          AWARDS
                                                ANNUAL COMPENSATION              ------------------------
                                      ---------------------------------------    RESTRICTED    SECURITIES       PAYOUTS
                                                                 OTHER ANNUAL      STOCK       UNDERLYING    -------------
                                                                 COMPENSATION     AWARD(S)      OPTIONS          LTIP
NAME AND PRINCIPAL POSITION   YEAR    SALARY($)     BONUS($)        ($)(4)         ($)(5)        (#)(6)      PAYOUTS($)(6)
---------------------------   ----    ---------    ----------    ------------    ----------    ----------    -------------
FRANK G. ZARB(1)              1994    $ 487,500    $1,000,000        *           $4,773,887      600,000         --
 Chairman, CEO and
 President of the Company
KENNETH J. DAVIS(2)           1994    $ 327,674    $  299,591      $ 53,450      $  210,625       50,000         --
 Chairman of A&A              1993        *            *             *               *             *              *
 International Inc.           1992        *            *             *               *             *              *
 CEO of A&A Europe
JAMES S. HORRICK(3)           1994    $ 269,326    $  230,554        *           $  210,625       50,000         --
 CEO and President of         1993        *            *             *               *             *              *
 A&A/Reed Stenhouse Ltd.      1992        *            *             *               *             *              *
RONALD A. ILES(2)             1994    $ 440,640    $  526,868      $ 52,536      $  421,250       50,000         --
 SVP of the Company,          1993    $ 430,357    $  292,012        *               --           20,000       $ 235,966
 Chairman of A&A Services     1992    $ 472,448    $  409,845      $ 51,660          --           20,000         --
 U.K. plc and Chairman of
 Alexander Howden Group
 Ltd.
TINSLEY H. IRVIN+             1994    $ 137,500        --            *               --           --             --
 CEO of the Company through   1993    $ 550,000        --            *               --           40,000         --
 March 31, 1994               1992    $ 554,167        --            *               --           40,000         --
DENNIS L. MAHONEY(2)          1994    $ 475,830    $  477,360      $100,563          --           50,000         --
 Deputy Chairman of           1993        *            *             *               *             *              *
 Alexander Howden Group       1992        *            *             *               *             *              *
 Ltd.
MICHAEL K. WHITE++            1994    $ 429,000        --            *               --           --             --
 President and COO of the     1993    $ 567,666        --            *               --           30,000         --
 Company through June 6,      1992    $ 520,000    $  202,363        *               --           30,000         --
 1994

                              ALL OTHER
                             COMPENSATION
NAME AND PRINCIPAL POSITION   ($)(7)(8)
---------------------------  ------------
FRANK G. ZARB(1)              $   25,163
 Chairman, CEO and
 President of the Company
KENNETH J. DAVIS(2)           $      367
 Chairman of A&A                  *
 International Inc.               *
 CEO of A&A Europe
JAMES S. HORRICK(3)           $   15,919
 CEO and President of             *
 A&A/Reed Stenhouse Ltd.          *
RONALD A. ILES(2)             $   14,744
 SVP of the Company,          $   15,657
 Chairman of A&A Services     $   15,613
 U.K. plc and Chairman of
 Alexander Howden Group
 Ltd.
TINSLEY H. IRVIN+             $1,516,489
 CEO of the Company through   $   50,350
 March 31, 1994               $   51,881
DENNIS L. MAHONEY(2)          $      367
 Deputy Chairman of               *
 Alexander Howden Group           *
 Ltd.
MICHAEL K. WHITE++            $1,416,693
 President and COO of the     $   34,546
 Company through June 6,      $   33,627
 1994

------------

 * Amounts were not required to be reported.

 + Mr. Irvin retired from the Company effective April 1, 1994. He served as chief executive officer of the Company from May 1987 until his retirement. He also served as chairman of the board from May 1988 to January 1994, and as president from March 1982 to May 1993.

 ++ Mr. White retired from the Company effective September 30, 1994. He served as president and chief operating officer of the Company from May 1993 until his retirement, and as a director from 1983 to May 1994. He also served as deputy chairman from September 1990 to May 1993 and executive vice president from May 1987 to May 1993.

(1) Mr. Zarb joined the Company as chairman of the board, chief executive officer and president as of June 16, 1994. Accordingly, no compensation is reported for prior periods.

(2) Cash compensation was paid in U.K. pounds sterling. Amounts paid in pounds sterling have been restated in U.S. dollars based on the average exchange rate expressed in dollars per B.P.1.00 of 1.53 in 1994.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

(3) Cash compensation was paid in Canadian dollars. Amounts paid in Canadian dollars have been restated in U.S. dollars based on the average exchange rate expressed in dollars per C$1.00 of .732 in 1994.

(4) These awards sometimes take the form of non-cash compensation or other personal benefits because of tax regulations or competitive business practices in a particular country or region. In this category, Mr. Davis received a $25,176 car allowance and $28,274 for housing expenses. Mr. Iles received a $23,729 car allowance, $14,284 for transportation expenses and $14,523 for housing expenses. Mr. Mahoney received a $40,210 car allowance and $58,605 for housing expenses.

(5) Value of restricted stock awards reported reflect the fair market value of the shares awarded on the date of grant. Dividends are paid on the shares of restricted stock at the same rate as on Common Stock. Shares of restricted stock vest immediately upon the death or disability of the holder of restricted stock or, in certain circumstances, upon change in control of the Company. The number of shares of restricted stock held by each named executive as of December 31, 1994, together with the value of those shares based on the closing market price on that date, is as follows: Mr. Zarb-- 251,017 shares/$4,643,815; Mr. Davis--10,000 shares/$185,000 and Mr.
    Iles--26,700 shares/ $493,950. With respect to restricted shares reported by Mr. Zarb, 20,290 includes shares issued, but forfeited in February 1995 pursuant to his employment agreement, but restored to Mr. Zarb in recognition of his outstanding performance on behalf of the Company during 1994.

   During the period January 1, 1992, to December 31, 1994, none of the named executives received restricted stock awards with vesting periods less than three years from the date of grant. Of the 20,000 shares of restricted stock awarded to Mr. White in August 1990, 6,667 vested on June 1, 1993 and the remaining 13,333 shares vested upon his retirement from the Company, effective September 30, 1994.

   The amount reported for Mr. Horrick reflects a stock-based incentive award. Subject to his continued employment, Mr. Horrick has the right to receive 10,000 shares of the Company's Common Stock of which 4,000 shares will vest on February 17, 1997 and 6,000 shares will vest on February 17, 1999.

(6) During the period January 1, 1992, to December 31, 1994, options and limited stock appreciation rights ("LSARs") were granted under the 1988 Plan. Under the 1982 Plan, only LSARs were granted during this period. Effective January 1, 1991, all stock appreciation rights (SARs) granted under the 1988 Plan and 1982 Plan were canceled and none have been issued since that date. The LSARs are not included in this table and are described below under the caption "Severance and Other Arrangements."

(7) Amounts reported in 1994 for Mr. Irvin include lump sum payments of:
    $1,154,840 for severance benefits; $203,893 under the Excess Defined Contribution Plan; $11,978 under the Supplemental Executive Retirement Plan for Senior Management; $35,259 of deferred compensation under the 1985 Deferred Compensation Plan (the "Deferred Compensation Plan") and $100,000 for consulting fees pursuant to the terms of his Transition Employment, Retirement and Consulting Agreement.

    Amounts reported in 1994 for Mr. White include lump sum payments of:
    $1,391,293 for severance benefits and $2,367 of deferred compensation under the Deferred Compensation Plan.

   The Company has entered into arrangements with certain of the named executives that may result in payments to such executives upon termination of employment following a change in control of the Company. These arrangements are described below under the caption "Severance and Other Arrangements."

(8) Amounts reported in 1994 include: (i) matching contributions made by the Company under the Thrift Plan and an unfunded supplemental retirement plan of $21,938, $6,188, and $20,438 for Messrs. Zarb, Irvin, and White respectively; (ii) matching contributions under U.K. Equity Scheme of $367 for each of Messrs. Davis, Iles, and Mahoney; (iii) a matching contribution of $15,553 under the Canadian Assisted Share Purchase Plan for Mr. Horrick;
    (iv) insurance premiums paid by the Company of $3,225, $366, $4,331 and $2,595 for Messrs. Zarb, Horrick, Irvin, and White respectively; and (v) interest of $14,377 on a contingent benefit agreement earned by Mr. Iles and paid by the Company.

COMPENSATION ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

    FRANK G. ZARB. Mr. Zarb has an employment agreement with the Company, the principal terms of which are described in the Report of the Compensation, Benefits and Nominating Committee (the "CBNC Report") in this proxy statement. In addition, pursuant to such agreement, Mr. Zarb was credited with five years of "Continuous Employment" under the Alexander & Alexander Services Inc. and Subsidiaries Supplemental Executive Retirement Plan for Senior Management (the "SERP"), as of his employment date. The agreement also provides that if Mr. Zarb retires after age 62, he will receive the difference, if any, between amounts payable under certain defined benefit plans of his prior employer, The Travelers Inc., and the aggregate amount payable under the SERP, the Thrift Plan and certain other plans. If Mr. Zarb's employment under the agreement is terminated before age 65 by the Company for a reason other than for cause or by Mr. Zarb for good reason (which, for purposes of the agreement, includes a reduction in annual base salary or bonus opportunity, involuntary relocation or a material breach of the agreement by the Company), Mr. Zarb is entitled to receive $12 million if he is terminated without cause (as defined in such agreement) prior to June 16, 1995, $6 million if terminated on or after June 16, 1995 and before June 16, 1996, and $4 million if terminated on or after June 16, 1996. The maximum amount payable upon such termination of employment, when added to the value of the stock options and restricted stock received under the employment agreement, is limited to $20 million. However, if the termination occurs for any reason at any time following a change of control of the Company, the cash severance Mr. Zarb is entitled to receive would be $12 million, and no maximum limit would be placed on the aggregate of cash severance and the value of the stock option and restricted stock granted pursuant to the agreement. In addition to the foregoing, Mr. Zarb received a limited stock appreciation right ("LSAR") in tandem with the stock options granted pursuant to the agreement. In connection with the shares of restricted stock awarded to Mr. Zarb in June 1994 and February 1995, the Company has also agreed to file, no later than June 7, 1995, a registration statement under the Securities Act of 1933 covering such shares.

    KENNETH J. DAVIS. Mr. Davis entered into an employment agreement, dated June 23, 1982, with a United Kingdom subsidiary of the Company. The term of employment is through March 31, 2003. The employer may terminate the employment of Mr. Davis before March 31, 2003, and cease payment of all remuneration except amounts previously accrued, only under certain circumstances, including gross negligence in the performance of duties or a criminal conviction (other than a minor violation). The agreement provides for annual review of base salary. The salary paid under this agreement in 1994 is disclosed in the Summary Compensation Table. The agreement also provides for disability and retirement benefits, and certain other perquisites.

    JAMES S. HORRICK. Mr. Horrick entered into an employment agreement, dated August 29, 1990, with A&A/RSC, the Company's Canadian subsidiary. The agreement, which does not fix a termination date, provides for payment of an annual base salary that may not be reduced without Mr. Horrick's consent and is subject to periodic review and increase. The base salary paid under this agreement in 1994 is disclosed in the Summary Compensation Table. Mr. Horrick's employment under the agreement may be terminated by the employer at any time for just cause and without notice. If the employer terminates Mr. Horrick's employment without cause, the employer must pay severance equal to three times the sum of his then-current base salary plus his target annual bonus for that year. In addition, if terminated without cause, Mr. Horrick will be credited with 36 additional months of deemed employment under the employer's pension plan and SERP, and will receive payment in an amount equal to 34 times the aggregate amount of the employer's monthly payments for his life, health and disability insurance, certain club membership dues paid on his behalf, and certain other perquisites. If a change of control of the Company occurs, Mr. Horrick may resign within the following three years for good cause (including a reduction in salary or benefits or involuntary relocation), and will thereupon be entitled to receive the same severance payments as he would receive upon termination without cause.

    RONALD A. ILES. In January 1988, the Company entered into a contingent benefit agreement with Mr. Iles, pursuant to which the Company will make periodic payments to Mr. Iles commencing in

December 1995 from a notional account, provided certain employment conditions are met. The total amount in the notional account is based on assumed investments of $30,000 made annually on March 1, 1986 through March 1, 1989, with the notional investment earning interest calculated at a rate equal to the average of Moody's monthly average of seasoned Triple A corporate bonds for the year, compounded annually. Amounts credited to this account will be subject to forfeiture if Mr. Iles is not continuously employed by the Company from March 1, 1986 through December 16, 1995. If the employment conditions are met, Mr. Iles will be entitled to receive payment of an amount equal to the notional account. The payment will be made in five installments, and the balance of the notional account will continue to earn interest at the rate indicated until the final installment is paid.

    TINSLEY H. IRVIN. Mr. Irvin has an agreement with the Company, the principal terms of which are described in the CBNC Report in this proxy statement. In addition, the agreement confirms Mr. Irvin's rights as a retiree under the Company's compensation plans and programs, and that all outstanding stock options issued to Mr. Irvin became vested upon his retirement on March 31, 1994, and will remain exercisable for up to three years from that date.

    DENNIS L. MAHONEY. Mr. Mahoney entered into an employment agreement, dated October 11, 1990, with a United Kingdom subsidiary of the Company. The term of employment is through September 20, 2010; however, the agreement may be terminated by either party upon 12 months prior written notice. The employer may terminate the employment of Mr. Mahoney without notice, and cease payment of all remuneration except amounts previously accrued, under certain circumstances, including the failure to efficiently and diligently perform his duties or a criminal conviction (other than a minor violation). The agreement provides for an annual base salary that is subject to periodic review and increase. The base salary paid under this agreement in 1994 is disclosed in the Summary Compensation Table. If the employer terminates Mr. Mahoney without cause and without the required notice, the employer must pay severance equal to the base salary under the agreement, and must continue to provide medical and long-term disability insurance and other benefits included under the agreement for a period of 12 months. In addition, Mr. Mahoney will be credited with benefits under the U.K. Pension Scheme calculated as if he had worked for an additional 12 months or, if earlier, until the termination date of the agreement, at a salary equal to his annual base salary. If a change of control of the Company occurs and the Company gives notice of termination or terminates Mr. Mahoney's agreement without cause, the Company must pay severance equal to one year's base salary and provide the benefits and perquisites otherwise included under the agreement for an additional 12 months. In addition, upon expiration of the 12 months period following termination of employment, Mr. Mahoney will be entitled to receive an additional payment equal to 1.5 times his base salary under the agreement during his final 12 months of employment, less any taxes owed, provided that in the employer's judgment he has complied with certain non-competition and other provisions.

    MICHAEL K. WHITE. Mr. White entered into an employment agreement with the Company, dated June 1, 1990 and amended as of June 16, 1994, which terminated effective September 30, 1994. The agreement provided for an annual base salary of $572,000. As of September 30, 1994, Mr. White was deemed to have terminated his employment with the Company for good reason and received a benefit under the Company's Senior Executive Severance Plan equal to 27 months of salary, as well as certain other perquisites and benefits. In addition, as of September 30, 1994, 13,333 previously unvested shares of restricted stock held by Mr. White became 100 percent vested; incentive stock options covering 9,589 shares of Common Stock were converted into non-qualified stock options, of which 5,089 shares remain exercisable for the period described in the agreement; and non-qualified options covering an additional 141,336 shares became 100 percent vested. In addition, the Company undertakes to cause its subsidiaries or affiliates to guarantee the Company's obligations to Mr. White if the Company transfers a substantial part of its assets or engages in certain other reorganization transactions.

OTHER ARRANGEMENTS

    TERMINATION PROTECTION AGREEMENTS. The Company has entered into termination protection agreements with U.S. senior executives, including Mr. Zarb, and had entered into such arrangements with Messrs. Irvin and White. These agreements provide that in the event that (i) the officer's employment is terminated under certain circumstances within three years following a change of control of the Company (as defined in the agreements) and (ii) benefits are not paid under the terms of the Senior Executive Severance Plan or any other employee benefit or compensation plan, program or arrangement in which the officer participates, the Company will pay the officer such benefits as would have been paid under the termination provisions of any applicable plan, program or arrangement. An officer will be entitled to payment of severance benefits under his agreement if that officer's employment is terminated (i) by the officer for good reason (as defined in the Senior Executive Severance Plan), or (ii) by the Company for any reason other than on account of the officer's conviction of a felony. The agreements also provide for additional payments to compensate the officer for any excise taxes imposed on payments under the agreements.

    LIMITED STOCK APPRECIATION RIGHTS ("LSARS"). Under the 1988 Plan and 1982 Plan, as currently in effect, the CBNC may also provide for the grant of LSARs. LSARs may be exercised for a specified period of time following a change of control. Upon exercise of a LSAR, the holder thereof is entitled to receive the difference between the exercise price and the greater of (i) the highest sales price offered in connection with a transaction resulting in a change of control or (ii) the highest average of the sales price of the Common Stock during the 30 day period preceding a change in the composition of the Company's Board of Directors constituting a change of control. LSARs have been granted in tandem with all outstanding nonqualified stock options awarded to the named executive officers under the 1988 Plan and 1982 Plan. In 1994, LSARs were granted in tandem with options granted to the named executive officers under the 1988 Plan, which grants are included in the information reported in the Summary Compensation Table.

OPTION GRANTS IN 1994

    The following table sets forth information concerning individual grants of stock options made to the named executives during 1994:

                                             INDIVIDUAL GRANTS(1)                    POTENTIAL REALIZED VALUE
                              ---------------------------------------------------               AT
                                          % OF TOTAL                                  ASSUMED ANNUAL RATES OF
                                           OPTIONS        EXERCISE                   STOCK PRICE APPRECIATION
                              OPTIONS     GRANTED TO      OR BASE                       FOR OPTION TERM(4)
                              GRANTED    EMPLOYEES IN      PRICE       EXPIRATION    -------------------------
    NAME                      (SHARES)   FISCAL 1994     ($/SHARE)        DATE           5%            10%

 Frank G. Zarb(2)             600,000        25.41%       $ 17.125        6/17/04    $6,461,892    $16,375,704
 Kenneth J. Davis(3)           50,000         2.12%       $ 20.625        8/30/04    $  648,547    $ 1,643,547
 James S. Horrick(3)           50,000         2.12%       $ 20.625        8/30/04    $  648,547    $ 1,643,547
 Ronald A. Iles(3)             50,000         2.12%       $ 20.625        8/30/04    $  648,547    $ 1,643,547
 Tinsley H. Irvin               --          --              --             --            --            --
 Dennis L. Mahoney(3)          50,000         2.12%       $ 20.625        8/30/04    $  648,547    $ 1,643,547
 Michael K. White               --          --              --             --            --            --

 --------------
 (1) All options are exercisable for Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Effective January 1, 1991, all SARs granted under the 1988 Plan and 1982 Plan were canceled and none have been issued since that date. The LSARs are not included in this table and are described under the caption "Other Arrangements."

 (2) In connection with his acceptance of employment with the Company, Mr. Zarb was awarded options to purchase 600,000 shares of the Company's Common Stock. Of this amount, 150,000 shares became exercisable in March 1995, as a result of acceleration due to specified share appreciation target of the Company's Common Stock being sustained. Of the remaining options: 200,000 shares become exercisable as of June 16, 1995; 100,000 shares become exercisable as of June 16, 1998, subject to acceleration if the Company's Common Stock sustains a target price of $25.00 per share; and 150,000 shares become exercisable June 16, 1999, subject to acceleration if the Company's Common Stock sustains a target price of $30.00 per share.

 (3) Options awarded to Messrs. Davis, Horrick, Iles and Mahoney are exercisable 50 percent beginning two years from the date of grant and the remaining 50 percent beginning three years from the date of grant.

 (4) The dollar amounts under the 5% and 10% columns in the table above are the result of calculations required by the Securities and Exchange Commission (the "SEC") and therefore are not intended to forecast possible future appreciation of the stock price of the Company. Although permitted by the SEC's rules, the Company did not use an alternate formula for grant date valuation because the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. No gain on the stock options awarded to the named executives or other employees is possible without appreciation in the price of the Company's Common Stock, which will benefit all stockholders. The real value of the options in this table depends upon the actual performance of the Company's Common Stock during the applicable period.

     In order for Mr. Zarb to realize the potential values set forth in the 5% and 10% columns in the table above, the price per share of the Company's Common Stock would have to be approximately $27.89 and $44.42, respectively, as of the expiration date of his options; and approximately $33.60 and $53.50, respectively, for Messrs. Davis, Horrick, Iles and Mahoney to realize the potential values.

AGGREGATED OPTION EXERCISES IN FISCAL 1994 AND 1994 FISCAL YEAR-END OPTION
VALUES

    The following table sets forth information concerning individual unexercised options held by the named executives during the Company's 1994 fiscal year.

                                                                    NUMBER OF              VALUE OF UNEXERCISED
                                   SHARES                      UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                 ACQUIRED ON                   AT FY-END (SHARES)              AT FY-END ($)
                                  EXERCISE       VALUE      -------------------------    -------------------------
   NAME                              (#)        REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
 Frank G. Zarb                      --             --                   0/600,000                 $0/$825,000
 Kenneth J. Davis                   --             --              24,650/65,500                $938/$0
 James S. Horrick                   --             --              32,600/65,000                  $0/$0
 Ronald A. Iles                     --             --              55,601/80,000                  $0/$0
 Tinsley H. Irvin(1)                --             --             205,946/0                       $0/$0
 Dennis L. Mahoney                  --             --                   0/60,000                  $0/$0
 Michael K. White(2)                --             --             146,425/0                       $0/$0

------------
(1) Upon his retirement from the Company on April 1, 1994, all of Mr. Irvin's outstanding stock options became exercisable.

(2) Upon his retirement from the Company on September 30, 1994, all of Mr. White's outstanding stock options became exercisable.

PENSION TABLES

    The following table sets forth estimated annual benefits payable upon retirement under a program maintained for the Company's employees in the United States through a funded, noncontributory pension plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Basic Plan"), and an unfunded supplemental executive retirement plan.

                                            U.S. PENSION PLAN TABLE

                                                            YEARS OF SERVICE(2)
  AVERAGE
PENSIONABLE
EARNINGS(1)
                               5         10         15         20         25         30         35         40
                            -------   --------   --------   --------   --------   --------   --------   --------
 $ 550,000                  $38,014   $ 76,028   $114,041   $158,930   $203,819   $248,708   $293,596   $327,971
  600,000                    41,514     83,028    124,541    173,555    222,569    271,583    320,596    358,096
  650,000                    45,014     90,028    135,041    188,180    241,319    294,458    347,596    388,221
  700,000                    48,514     97,028    145,541    202,805    260,069    317,333    374,596    418,346
  750,000                    52,014    104,028    156,041    217,430    278,819    340,208    401,596    448,471
  800,000                    55,514    111,028    166,541    232,055    297,569    363,083    428,596    478,596
  850,000                    59,014    118,028    177,041    246,680    316,319    385,958    455,596    508,721
  900,000                    62,514    125,028    187,541    261,305    335,069    408,833    482,596    538,846
 1,000,000                   69,514    139,028    208,541    290,555    372,569    454,583    536,596    599,096
 1,100,000                   76,514    153,028    229,541    319,805    410,069    500,333    590,596    659,346
 1,200,000                   83,514    167,028    250,541    349,055    447,569    546,083    644,596    719,596

------------
(1) The normal retirement benefit is a monthly income for life determined pursuant to a formula based on an employee's credited years of service and average annual pensionable credited earnings (which generally does not include incentive compensation payments) for the 60 highest consecutive months prior to retirement ("Final Average Earnings"). The amount of an employee's covered compensation is based on the 35-year period ending with the employee's Social Security retirement age. If approved by the CBNC, earnings other than Final Average Earnings ("Pensionable Earnings")

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page) may be used to calculate the normal retirement benefit. For Messrs. Irvin and White, Pensionable Earnings are used and are based on the midpoint level of the salary range for their respective positions if those midpoints are higher than their actual salaries. As of his retirement date, Pensionable Earnings for Mr. Irvin equaled $758,400 (vs $550,000 base salary). As of April 1, 1994, at age 60, Mr. Irvin's average Pensionable Earnings equaled $683,087. As of his retirement date, Pensionable Earnings for Mr. White equaled $572,800 (vs $572,000 base salary). As of September 30, 1994, at age 55, Mr. White's average Pensionable Earnings equaled $532,905. The amounts shown are not subject to any deduction for Social Security or other offset amounts and are payable in the form of a straight life annuity.

(2) Pursuant to the terms of Mr. Zarb's employment agreement, the Company agreed that, if he should retire after attaining age 62, it would provide Mr. Zarb with such additional supplemental retirement benefits as were necessary to assure that he receives retirement benefits in the aggregate from the Company and its plans and the defined benefit retirement plans at The Travelers Inc. and its subsidiaries (the "Travelers Plans") that are at least equal to the retirement benefits he would have received from the Travelers Plans had he retired from The Travelers Inc. on the same date as he retires from the Company. As of December 31, 1994, there were no accrued benefits payable to Mr. Zarb under this provision of his agreement.

(3) The approximate credited years of service for each of the named executives who participates in the Basic Plan and supplemental retirement plan is as follows: Mr. Irvin at age 60--40 years; and Mr. White at age 55--24 years. Messrs. Davis, Horrick, Iles and Mahoney are not eligible to participate in either the Basic Plan or the supplemental executive retirement plan.

    The following table sets forth estimated annual benefits payable upon retirement under the Alexander & Alexander U.K. Pension Scheme (the "U.K. Pension Scheme").
                     U.K. PENSION SCHEME TABLE(1)

                                            YEARS OF SERVICE(3)
  AVERAGE
PENSIONABLE
EARNINGS(2)
                                         30          35          40
                                      --------    --------    --------
   $268,111                           $134,055    $156,397    $178,741
    306,412                            153,206     178,741     204,274
    383,015                            191,507     223,425     255,344
    459,618                            229,809     268,111     306,412
    536,221                            268,111     312,796     357,480
    612,824                            306,412     357,480     408,550
    689,427                            344,714     402,166     459,618

------------
(1) The retirement benefit will be paid in pounds sterling. Amounts have been stated in U.S. dollars based on the average 1994 exchange rate expressed in dollars per B.P.1.00 of 1.53.

(2) The normal retirement benefit is a monthly income for life, with a guarantee of 60 months payment, equal to a percentage of an employee's "final pensionable salary" which is determined based on credited years of service. The maximum percentage, reached after 40 years of credited service, is 66.66 percent. The "final pensionable salary" is the highest average annual salary paid during any three consecutive years during the last 10 years prior to retirement. All pension payments are indexed at 3 percent per year. Mr. Davis will be entitled to a retirement benefit equal to 53 percent and increasing to 67 percent in March 2003 of his then-current pensionable salary; Mr. Iles will be entitled to a retirement benefit equal to 65 percent and increasing to 67 percent in December 1995 of his then-current final pensionable salary; and Mr. Mahoney will be entitled to a retirement benefit equal to 27 percent and increasing to 67 percent in September 2010 of his then-current pensionable salary. 1994 salaries for Messrs. Davis, Iles and Mahoney in U.S. dollars equaled $327,674, $440,640 and $475,830, respectively. The amounts shown are not subject to any deduction for Social Security or other offset amounts.

(3) The approximate credited years of service for each of the named executives who participates in the U.K. Pension Scheme are as follows: Mr. Davis at age 60--40 years; Mr. Iles at age 60--40 years and Mr. Mahoney at age 60--40 years. Messrs. Zarb and Horrick do not participate in the U.K. Pension Scheme.

    The following table sets forth estimated annual benefits payable upon retirement under a program maintained for the Company's executives in Canada through a funded, noncontributory pension plan (the "Basic Plan"), and an unfunded supplemental executive retirement plan.

                 CANADIAN PENSION SCHEME TABLE(1)

  AVERAGE
PENSIONABLE
EARNINGS(2)                              YEARS OF SERVICE(3)
                                     25          30          35
                                  --------    --------    --------
 $ 219,747                        $109,874    $131,848    $153,823
   256,372                         128,186     153,823     179,460
   292,996                         146,498     175,798     205,097
   329,621                         164,810     197,772     230,734
   366,245                         183,123     219,747     256,372

------------

(1) The retirement benefit will be paid in Canadian dollars. Amounts have been stated in U.S. dollars based on the average 1994 exchange rate expressed in dollars per C$1.00 of .732

(2) The normal retirement benefit is a monthly income for life, with a guarantee of 60 months payment and continuation at 60 percent to a surviving spouse, equal to a percentage of an employee's "final average earnings", with the result reduced by the "Social Security Pension Offset". The percentage is 2 percent for each year of credited service to a maximum of 35 years credited service. The "final average earnings" is the highest average annual base salary (excluding bonuses) paid during any three consecutive years prior to retirement. The "Social Security Pension Offset" is the net Social Security Pension received by the employee multiplied by the employee's years of credited service divided by 35. The amounts shown in the above Pension Plan Table are subject to reduction by this "Social Security Pension Offset".

(3) The approximate credited years of service for each of the named executives who participates in the Canadian Basic Plan and supplemental retirement plan is as follows: Mr Horrick's at age 65--39 years. Messrs. Zarb, Davis, Iles and Mahoney do not participate in the Canadian Basic Plan or the Canadian supplemental executive retirement plan.

                              CERTAIN TRANSACTIONS

    Mr. Grossart and Mr. Wilson, who are directors of the Company, are also directors of Noble Grossart Limited ("Noble Grossart"), a U.K. merchant bank. In addition, they are directors and shareholders of Noble Grossart Holdings Limited ("N.G. Holdings"), which owns 100 percent of Noble Grossart. Mr. Grossart owns 25 percent of the shares of N.G. Holdings, and Mr. Wilson owns less than 2 percent of such shares. In connection with such investment banking services rendered, the Company and certain subsidiaries paid approximately $16,000 during 1994. No fees have been paid during 1995 to date. In January 1995, a subsidiary of the Company sold its 20 percent interest in the shares of N.G. Holdings (the "Minority Interest"). In connection with the sale of the Company's Minority Interest, the Company received $7.2 million in cash proceeds. Noble Grossart provides investment banking services to the Company and certain of its subsidiaries.

    Mr. Godsoe, who is a director of the Company, is also chairman of the board and chief executive officer of The Bank of Nova Scotia. In connection with the bank's $20 million line of credit commitment under a syndicated revolving credit agreement, the Company paid to The Bank of Nova Scotia facility and amendment fees of approximately $117,667 during 1994. No fees have been paid during 1995 to date, however fees will be paid in 1995 under a new revolving credit facility as well as any amounts accrued under the previous revolving credit agreement. In addition, several subsidiaries of the Company have banking relationships with The Bank of Nova Scotia which include credit facilities and letters of credit. The amounts paid under these arrangements do not exceed the minimum reportable amounts.

    Mr. Hurlock, who is a director of the Company is also a partner in the law firm of White & Case. In connection with services rendered by White & Case, the Company incurred legal fees of approximately $81,432 during 1994, and approximately $136,337 during 1995 to date.

    As of February 15, 1995, Prudential Insurance Company of America ("Prudential") owned approximately 10.11 percent of the Company's Common Stock. U.S. subsidiaries of the Company place insurance and reinsurance with Prudential. In connection with such placements, the Company estimates that those subsidiaries earned approximately $2,322,320 during 1994, and approximately $457,570 during 1995 to date. In addition, the Company paid a subsidiary of Prudential $95,957 for advisory services during 1994.

    Mr. Zarb served as vice chairman and group chief executive officer of The Travelers Inc. (the "Travelers") until June 1994, when he resigned these positions, including his directorship with the Travelers, and joined the Company as chairman of the board, chief executive officer and president. U.S. subsidiaries of the Company place insurance and reinsurance with the Travelers. In connection with such placements, the Company estimates that those subsidiaries earned approximately $10,687,512 during 1994, and approximately $1,659,790 during 1995 to date.

                       MATTERS SUBMITTED TO STOCKHOLDERS
                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

    The board of directors has designated the 14 persons listed under the section captioned "Nominees for Election to the board of directors" of this proxy statement for nomination to serve as directors of the Company until the next annual meeting and until their successor are elected and qualified, or until their earlier resignation or removal. The board of directors has determined, pursuant to the Company's charter and by-laws, that the number of directors constituting the full board of directors shall be 14.

    Proxies are solicited in favor of the nominees and it is intended that the proxies will be voted for the nominees unless otherwise specified. Should any one or more of the nominees become unable to serve for any reason, unless the board of resolution provides for a lesser number of directors, the persons named in the enclosed proxy will vote for the election of a substitute nominee or nominees. The board of directors has no reason to believe that any nominee will be unable to serve.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE 14 PERSONS NOMINATED. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of shares outstanding, present and entitled to vote on this item at the Annual Meeting, voting as a single class, is required to elect the nominees. Under applicable Maryland law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against this item.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                             (ITEM 2 ON PROXY CARD)

    The Audit Committee has recommended to the Board of Directors the selection of Deloitte and Touche LLP ("D&T") to be the independent auditors of the Company for the year ending December 31, 1995. D&T has acted as independent auditors for the Company and its predecessors since 1920. This selection will be submitted for ratification at the Annual Meeting. Representatives of D&T will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP TO BE THE INDEPENDENT AUDITORS OF THE COMPANY FOR 1995. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of shares outstanding, present and entitled to vote on this item at the Annual Meeting, voting as a single class, is required to ratify the selection of Deloitte & Touche LLP. Under applicable Maryland law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against this item.

                  DIRECTORS' PROPOSAL TO APPROVE AND ADOPT THE
                      ALEXANDER & ALEXANDER SERVICES INC.
                         1995 LONG-TERM INCENTIVE PLAN
                             (ITEM 3 ON PROXY CARD)

    The board of directors of the Company adopted the 1995 Alexander & Alexander Services Inc. Long Term Incentive Plan (the "1995 Plan"), subject to approval by the Company's stockholders at the Annual Meeting. The 1995 Plan will provide to key employees of the Company and its Subsidiaries opportunities to build equity in the Company, thereby further aligning their interests with those of stockholders. Stock Options, stock appreciation rights, restricted stock, and performance share/unit awards are all available under the 1995 Plan. The 1995 Plan will provide to the Company the flexibility to reward outstanding performance by employees in a manner which is designed to also enhance the rewards received by stockholders.

    A full copy of the 1995 Plan is attached as Appendix I to this proxy statement. The following is only a summary and is qualified in its entirety by reference to the complete text of the 1995 Plan. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the 1995 Plan.

    On March 30, 1995, the closing price of the Company's Common Stock on the New York Stock Exchange was $23.75.

    TERM. The 1995 Plan shall be effective on the date it is approved by affirmative vote of the holders of a majority of the shares entitled to vote at this Annual Meeting, for a term to expire on December 31, 2005.

    ADMINISTRATION. The 1995 Plan will be administered by a committee (the "Committee") consisting of not less than two directors. A director may serve on the Committee only if he or she has not received an Award under the 1995 Plan or any similar plan of the Company or any of its Subsidiaries for at least one year before his or her appointment and otherwise satisfies the definition of a "disinterested person" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

    ELIGIBILITY. The Committee will have the authority to grant Awards under the 1995 Plan from time to time to any employee of the Company and any of its Subsidiaries (including officers and directors who are employees) selected by the Committee. Since the Company has redesigned its compensation structure, altering the emphasis and purpose of stock option, restricted stock and performance share/unit awards, it is not possible to predict the benefits that may accrue to any individual or group of individuals under the 1995 Plan.

    SHARES AVAILABLE FOR AWARDS. The aggregate number of shares of Common Stock that may be delivered under the 1995 Plan shall not exceed the sum of (1) 4,700,000, (2) the number of shares remaining available for issuance on the effective date of the 1995 Plan under the Company's 1988 Long-Term Incentive Compensation Plan (the "Predecessor Plan"), and (3) the lesser of (i) 2,000,000 shares of Common Stock or (ii) the number of shares of Stock received by the Company after the effective date of the Plan upon exercise of any Option, whether issued under the Plan or the Predecessor Plan. As of March 17, 1995, the total number of shares remaining available for issuance under the Predecessor Plan was 5,265,583 taking into account the additional shares approved for issuance by the board of directors in September 1994. The 1995 Plan provides that no more than 940,000 restricted shares may be used under the 1995 Plan for Restricted Stock Awards and Bonus Equity Plan Awards.

    AWARDS. The 1995 Plan permits grants of any or all of the following types of
Awards: (i) Stock Options, including Incentive Stock Options ("ISOs"), Non-Qualified Stock Options and Replacement Options; (ii) Stock Appreciation Rights ("SARs") and Limited Stock Appreciation Rights ("LSARs"); (iii) Restricted Stock and Bonus Equity Plan Awards; (iv) Performance Share/Unit Awards and (v) Other Stock Based Awards. All Awards will be evidenced by an Award Agreement, which sets out the details, terms, conditions and limitations applicable to such Award.

    STOCK OPTIONS. The purchase price per share of Common Stock subject to any option will not be less than 100% of the fair market value of that stock on the date the option is granted. The terms of each option will be fixed by the Committee, provided that no ISO shall be exercisable more than ten years from the date the option is granted and no non-qualified option shall be exercisable more than ten years and one day from such date. The fair market value of the shares subject to ISOs first exercisable in any one year by any participant may not exceed $100,000. Options may be exercised either by (1) payment in full of the purchase price, either in cash or, at the discretion of the Committee, in whole or in part in Common Stock or Restricted Stock or (2) delivery of a properly executed notice together with irrevocable instructions to a securities broker to deliver promptly to the Company proceeds of the sale of the option shares. If the exercise price of an Option is paid by delivery of Restricted Stock, then the shares issued upon exercise of the Option shall also be Restricted Stock and shall remain so until the restriction period lapses. A Replacement Option may be awarded in conjunction with any stock option awarded under the 1995 Plan. A Replacement Option is an option to purchase a number of shares of Common Stock equal to the number of shares of Common Stock or Restricted Stock tendered in payment of the exercise price of the Option. The exercise price of the Replacement Option shall be equal to the fair market value of the Common Stock on the date the original option is exercised. The right to exercise an option will terminate upon the Participant's termination of employment for reasons other than death, disability or retirement, unless otherwise specified by the Committee.

    STOCK APPRECIATION RIGHTS. A SAR may be granted alone or in tandem with an option. Upon exercise of a SAR, the holder thereof is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the price of the SAR. The exercise price (which shall not be less than the fair market value of the shares on the date of grant) and other terms of the SAR shall be determined by the Committee. Any related option shall no longer be exercisable to the extent the SAR has been exercised and the exercise of an option shall cancel the related SAR to the extent of such exercise. The right to exercise a SAR shall terminate upon the participant's termination of employment for reasons other than death, disability or retirement, unless otherwise specified by the Committee when the SAR is awarded.

    RESTRICTED STOCK. Restricted Stock award shares may not be disposed of by the recipient until certain restrictions established by the Committee lapse. The participant shall have, during the restricted period, all the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends, but shall not have the right to sell or otherwise transfer those shares until the applicable restrictions lapse. In the event of a participant's death, disability or retirement, all restrictions on any outstanding restricted stock award shall automatically lapse. Upon termination of employment during the restricted period for any other reason, all restricted stock shall be forfeited.

    BONUS EQUITY PROGRAM. At the Committee's discretion, awards may be made in the form of Restricted Stock, based on a percentage of the cash incentive compensation otherwise payable to a Participant under any compensation program of the Company or any Subsidiary ("BEP Awards"). The size of the BEP Award will be determined by a formula approved by the Committee. The number of shares of Restricted Stock subject to a BEP Award will be calculated by valuing the Common Stock at not less than 75% of its fair market value ("BEP Value"), based on the average of the Common Stock's closing prices on the Composite Tape of the New York Stock Exchange for the five trading days prior to the date of the Award. Shares subject to the BEP Award shall be restricted as to transfer

(generally for a period of three years) and shall be subject to forfeiture should the Participant terminate employment for reasons other than death, disability or retirement during the restricted period. Officers and other key employees of the Company who are entitled to receive cash incentive compensation shall be eligible to receive BEP Awards. The Committee shall select Participants to receive BEP Awards from among those officers and employees who are entitled to receive cash incentive compensation and (i) who are nominated to participate in the BEP by the Company or (ii) who voluntarily elect to participate.

    PERFORMANCE SHARE/UNIT AWARDS. Performance Share/Unit Awards granted under the Plan will be in such form and for such performance periods as the Committee may approve. The Committee, at the time of grant will establish performance criteria with respect to the Performance Share/Unit Award. These performance criteria may include any measures of performance of the Company or its Subsidiaries or such other criteria as the Committee shall select. At the end of the performance period, the Committee shall evaluate actual performance during such performance period compared to the performance criteria established for the Award and shall determine the value, if any, of the Performance Share/Unit Award and the amount payable in respect thereof. The same conditions of forfeiture of shares awarded under BEP apply to Performance Share/Unit Awards.

TAX ASPECTS OF THE 1995 PLAN.

    $1 MILLION LIMITATION ON DEDUCTIBILITY. The 1995 Plan provides for the Committee to establish performance goals for Awards under the Plan that are intended to qualify as "performance-based compensation" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). This will enable the Company to realize tax deductions with respect to any such compensation in excess of $1 million paid to "Covered Employees", i.e., the Company's chief executive officer and the four highest compensated executive officers of the Company or those individuals deemed to be executive officers of the Company (other than the chief executive officer) whose compensation is deductible in the U.S. and who are officers on the last day of the year in question.

    The material terms of the performance goals applicable to BEP Awards are set forth in the Performance Bonus Plan for Executive Officers described hereinafter.

    FEDERAL INCOME TAX CONSEQUENCES. The rules governing the tax treatment of Stock Options, SARs and LSAR's, Restricted Stock and Performance Share/Unit Awards are quite technical. Therefore, the description of the Federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the Federal income tax laws.

    Incentive Stock Options. With respect to ISOs, generally the participant will recognize no taxable gain or loss when the ISO is granted or exercised, and upon exercise, the spread between the fair market value and the exercise price will be an item of tax preference for purposes of the participant's alternative minimum tax.

    If the shares acquired upon the exercise of an ISO are held for at least one year after exercise and two years after grant (the "Holding Periods"), the participant will recognize any gain or loss realized upon such sale as long-term capital gain or loss. The Company will not be entitled to a deduction. If the shares are not held for the Holding Periods, the participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of Common Stock on the date the option is exercised. The Company will be entitled to a deduction equal to the amount of any ordinary income so recognized. If the shares are not held for the Holding Period and the amount realized upon sale is less than the grant price, such difference will be a capital loss to the participant.

    Non-Qualified Stock Options. With respect to Non-Qualified Stock Options, generally, the participant will recognize no taxable income at the time of grant. Upon exercise of a Non-Qualified Stock Option, the participant will recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The participant will recognize as a capital gain or loss any profit or loss realized on the sale or exchange of any shares disposed of or sold. The Company will be entitled to deduct an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.

    Replacement Options. The participant recognizes no income on the grant of a Replacement Stock Option. The tax consequences to the participant and the Company are the same as that for a Non-Qualified Stock Option.

    Stock Appreciation Rights. Upon the grant of an SAR, the participant realizes no taxable income and the Company receives no deduction. The participant realizes income at the time of exercise, if the award becomes vested and is no longer subject to forfeiture and the participant is entitled to receive the value of the award. The Company receives a deduction of the same amount in the same year the participant recognizes income.

    Restricted Stock. A participant granted shares of Restricted Stock is not required to include the value of such shares in income until the first time such participant's rights in the shares are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Code Sec.83(b) to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the excess of the fair market value of the stock at the time the income is recognized over the amount (if any) paid for the stock. The Company will generally be entitled to a deduction, in the amount of the ordinary income recognized by the participant, for the Company's taxable year in which the participant recognizes such income. However, the deduction with respect to Awards of Restricted Stock to Covered Employees will be subject to the $1 million limitation under Code Section 162.

    Performance Share/Unit Awards. A participant granted Performance Units recognizes income in the amount of the award of those units when they vest and are no longer subject to forfeiture and the participant is entitled to receive the value of the award. The Company receives a deduction for the same amount in the year that income is recognized by the participant.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE ALEXANDER & ALEXANDER SERVICES INC. 1995 LONG-TERM INCENTIVE PLAN. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of shares outstanding, present and entitled to vote on this item at the Annual Meeting, voting as a single class, is required to approve and adopt the Plan. Under applicable Maryland law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against this item.

                  DIRECTORS' PROPOSAL TO APPROVE AND ADOPT THE
                      ALEXANDER & ALEXANDER SERVICES INC.
                     EMPLOYEE DISCOUNT STOCK PURCHASE PLAN
                             (ITEM 4 ON PROXY CARD)

    The Company is seeking stockholder approval of The Alexander & Alexander Services Inc. Employee Discount Stock Purchase Plan (the "Purchase Plan"). The Code requires such approval for any plan that is intended to constitute an "employee stock purchase plan" under Section 423 of the Code. The board of directors plans to adopt the Purchase Plan effective July 1, 1995, subject to the approval of stockholders entitled to vote at the Annual Meeting.

    The purpose of the Purchase Plan is to encourage eligible employees of the Company and its subsidiaries to participate in the Company's growth by permitting them to purchase shares of Common Stock from the Company at a discount from fair market value, by means of voluntary payroll deductions of amounts up to $1,000 per payroll period. A total of 750,000 shares of Common Stock of the Company (subject to adjustment for stock dividends, stock splits, recapitalization and other corporate restructurings) has been authorized for issuance under the Plan.

    The full text of the Plan is set forth in Appendix II to this proxy statement, and the following description of the Purchase Plan is qualified in its entirety by reference to the full text of the Purchase Plan. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Purchase Plan.

    On March 30, 1995, the closing price of the Company's Common Stock on the New York Stock Exchange was $23.75.

DESCRIPTION OF THE PURCHASE PLAN

    GENERAL. The Purchase Plan will be administered by a Committee appointed by the Board (the "Committee"). The Committee will periodically offer to eligible employees who elect to participate in the Plan (the "Participants") the opportunity to purchase shares (the "Shares") of Common Stock for a specified period in an "Offering." Unless otherwise specified by the Committee, there will be two Offerings each calendar year. The price per share at which Shares may be purchased may not be less than 85 percent of fair market value at the first or last date of the Offering. Purchases of Shares shall be made from funds accumulated through payroll deductions beginning on the effective date of each such Offering (the "Effective Date"). The number of Shares that each Participant purchases under an Offering will be determined by dividing the amount in the participant's account by the purchase price specified for each Offering. The right of an eligible employee to purchase Shares in any Offering is referred to as an "Option."

    Not more often than once during any calendar year, a Participant may request and receive a stock certificate representing all or a portion of his or her full Shares, provided that such Shares have been held in such Participant's account for at least the holding period provided for under the Purchase Plan (which shall be determined for each Offering by the Committee in its discretion) (the "Minimum Holding Period"). The initial Minimum Holding Period is one year.

    ELIGIBILITY. The Purchase Plan is open to each employee of the Company and its Subsidiaries, except any employee who would own after the grant of the Option more than 5 percent of any voting class of securities of the Company. For the purposes of the Plan, an employee is one whose customary employment is for more than 20 hours per week or more than five months in any calendar year. Since participation and amounts contributed by any eligible employee is elective, it is not possible to predict the benefits that may accrue to any individual or group of individuals under the Purchase Plan.

    ADMINISTRATION. The Purchase Plan is administered by the Committee which has responsibility for general operation of the Purchase Plan and has the power to interpret provisions of the Purchase Plan. The Committee may also in its discretion increase or decrease the Minimum Holding Period from time to time. In addition, the Committee will establish the terms of each Offering and Option subject in each case to the terms of the Plan.

    PARTICIPATION. Upon a Participant's enrollment in the Plan, the amount specified will be deducted from a Participant's paycheck for a given pay period and allocated to such Participant's Account under the Purchase Plan.

    OFFERING TERMS. On the last business day of an Offering for which payroll deductions will be made (the "Expiration Date"), each Participant will be deemed automatically to have exercised the Option granted to him or her, and all of the funds accumulated in such Participant's Account from payroll deductions will be applied to the purchase of Shares from the Company.

    The purchase price of each Share purchased under the Plan will be equal to a discount percentage determined by the Committee (the "Discount Percentage") multiplied by the lesser of (i) the Fair Market Value per Share on the Effective Date, or (ii) the Fair Market Value on the Expiration Date. "Fair Market Value" is defined as the closing price of the Common Stock on the date of determination, as reported on the NYSE Composite Transactions Tape.

    A Participant will possess all the rights and privileges of a stockholder of the Company with respect to all of the Shares held in his or her Account under the Plan, including the right to direct the vote with respect to such Shares, and will receive all distributions and stockholder communications with respect to such Shares. Options may be exercised only by Participants, and may not be transferred otherwise than by will or the laws of descent and distribution. Shares may be transferred after satisfaction of the Minimum Holding Period. Withdrawals of Shares prior to the end of the applicable Minimum Holding Period will be permitted only in cases of financial Hardship, demonstrated to the reasonable satisfaction of the Plan Committee and in accordance with the "Hardship" definition in the Plan. No fractional shares will be issued under the Purchase Plan.

    No interest will be payable on amounts held in Accounts, and the proceeds received by the Company upon exercise of Options under the Plan will constitute general funds of the Company.

    Each Participant shall receive a regular statement of such Participant's Account that will include Plan information to the extent required by the Code.

    AMENDMENTS TO AND DISCONTINUANCE OF THE PLAN. The board of directors of the Company may suspend or terminate the Plan, or amend or modify the terms of the Plan at any time except that (i) no amendment shall cause the Purchase Plan to fail to qualify as an employee stock purchase plan under Section 423 of the Code; (ii) stockholder approval is required for any amendment that would increase the total number of shares of Common Stock issuable under the Purchase Plan (other than pursuant to provisions of the plan relating to adjustments in the event of stock splits, stock dividends, mergers and other changes in the capitalization of the Company), and (iii) no termination or amendment of the Purchase Plan may adversely affect the rights of a Participant under an Option outstanding at the time of such termination or amendment without the consent of such Participant.

FEDERAL INCOME TAX CONSEQUENCES

    Amounts deducted from a Participant's paycheck under the Purchase Plan continue to be taxable income to the Participant in the year such amounts are earned. Such income would be subject to taxation to the same extent (Federal, state, and local) as other compensation income received by the Participant. Participants will not recognize additional taxable income either (i) at the time an Option is granted pursuant to the Plan, or (ii) at the time an Option is exercised under the Plan.

    The tax basis of Shares purchased under the Plan will be the purchase price specified for each offering Period. A Participant will not realize any taxable income when he or she receives a certificate representing full Shares withdrawn from his or her Plan Account, either upon his or her request for withdrawal of Shares or upon complete withdrawal from or termination of the Plan.

    A Participant who purchases Shares pursuant to an Option under the Plan and disposes of such Shares more than two years after the Option is granted and more than one year after the Option is exercised, or who dies at any time while holding the Shares, will recognize ordinary income at the time of disposition or death in an amount equal to the lesser of (i) the excess, if any, of the Fair Market Value of the Shares at the time of the disposition or death over the purchase price paid for the Shares, or (ii) the excess of the Fair Market Value of the Shares at the time the Option was granted over the purchase price that would have been paid had such price been calculated by multiplying the Discount Percentage by the Fair Market Value determined on the Effective Date. The Participant's basis in the Shares disposed of will be increased by the amount of ordinary income recognized. Any further gain recognized on the disposition will be taxed as long-term capital gain.

    A Participant who purchases Shares pursuant to an Option under the Plan and disposes of such Shares less than two years after the Option is granted or less than one year after the Option is exercised will recognize ordinary income at the time of disposition in an amount equal to the excess of the Fair Market Value of the Shares on the date of exercise of the Option over the purchase price paid for such Shares. Any additional gain or loss recognized by the Participant on the disposition will be short-term or long-term capital gain or loss, depending on the Participant's holding period for the Shares transferred.

    Participants are urged to consult with their own tax advisors to determine the particular tax consequences that may result from participation in the Plan and the subsequent disposal of Shares purchased pursuant to the Plan. Nothing contained herein shall be treated as tax advice.

    The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE ALEXANDER & ALEXANDER SERVICES INC. EMPLOYEE DISCOUNT STOCK PURCHASE PLAN. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of shares outstanding, present and entitled to vote on this item at the Annual Meeting, voting as a single class, is required to approve and adopt the Plan. Under applicable Maryland law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against this item.

                  DIRECTOR'S PROPOSAL TO APPROVE AND ADOPT THE
                      ALEXANDER & ALEXANDER SERVICES INC.
             NON-EMPLOYEE DIRECTOR DEFERRED STOCK OWNERSHIP PROGRAM
                             (ITEM 5 ON PROXY CARD)

    The Company has adopted, subject to stockholder approval, the Non-Employee Directors Deferred Stock Ownership Program (the "NEDD Plan"). The Company believes that the NEDD Plans will enable the Company to attract and retain knowledgeable and experienced non-employee directors and to provide such directors with an economic interest in the Company's Common Stock that will align their interests with those of the Company's stockholders.

    The full text of the NEDD Plan is set forth in Appendix III to this proxy statement and the following description of the NEDD Plan is qualified in its entirety by reference to the complete text of the NEDD Plan. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the NEDD Plan.

    On March 30, 1995, the closing price of the Company's Common Stock on the New York Stock Exchange was $23.75.

    TERM. The NEDD Plan will become effective as of January 1, 1995 and continue until the Annual Meeting of Stockholders in the year 2005.

    CONTRIBUTIONS OF SHARES. Beginning in 1995, each Non-Employee Director will receive a single fee of $40,000 for all services as a director (the "Annual Fee"), regardless of the committee services such director provides. The Annual Fee will generally not be paid currently to any director. Instead, payment of such Annual Fee will be deferred pursuant to the terms of the NEDD Plan, and such deferrals will initially be valued by reference to shares of the Company's Common Stock. Under the NEDD Plan, the Company will semi-annually contribute to a grantor trust subject to the claims of the Company's creditors (the "Company Trust") shares having a then fair market value in an amount approximately equal to one-half of the account established for each such Non-Employee Director (a "Director's Account"), provided that to the extent a director has an immediate tax liability due to a contribution to the Company Trust, such director will receive a cash payment equal to the amount of such liability and the value of the shares contributed will be reduced by a like amount.

    INVESTMENT DIRECTIONS. Under the NEDD Plan, shares contributed to a Director's Account may be sold by the Trustee after they have been held in the Company Trust for one year (or earlier upon a Change of Control of the Company) at the direction of a non-employee director given in writing during a window period and at least six months in advance of the effective date of such sale; provided that no such sale will be effected if such sale would result in the Non-Employee Director having liability under Section 16(b) of the Securities Exchange Act of 1934, as amended. If any shares of Common Stock are sold, the trustee of the Company Trust or another independent investment manager appointed by the Company shall invest the proceeds of such sale for the benefit of such non-employee director. Such proceeds and any amounts derived therefrom shall be held in the Company Trust until distributed in accordance with the terms of the Plan.

    TERMINATION OF RETIREMENT PLAN. In connection with the adoption of the NEDD Plan, the board of directors terminated the Retirement Plan for non-employee directors. Subject to the approval of the NEDD Plan by stockholders, the Company made special contributions to the Company Trust in respect of those non-employee directors who, at December 31, 1994, had completed at least seven and one-half years of service (the "Minimum Service"). (The termination of the Retirement Plan had no effect on the benefits of directors who had already retired with vested rights.) For each director who had completed ten years of service, the Company made a contribution equal to the full present value of the director's accrued retirement benefits. For each director who had completed at least the Minimum

Service but not ten years of service, the Company made a contribution equal to two-thirds of such present value. The Company made no special contribution for any director with less than the Minimum Service. Based on their long service as directors, the Company made the following contributions to the Company Trust for the following directors: Dr. Black, 11,065 shares; Mr. McLean, 10,752 shares and Mr. Grossart, 2,468 shares, plus a cash payment of $6,005 to satisfy Mr. Grossart's U.K. tax liability on the shares contributed to the Company Trust.

    DISTRIBUTIONS FROM THE COMPANY TRUST. All amounts credited to a Director's Account, including all shares of the Company's Common Stock held thereunder, will be distributed to the non-employee director (or his or her designated beneficiary) as soon as practicable following the cessation of the Eligible Director's services as a member of the board. In addition, upon a finding by the Chief Executive Officer of the Company that a non-employee director has incurred a financial hardship, the Chief Executive Officer may direct the Trustee to distribute to the non-employee director up to the amount necessary to alleviate such hardship from the assets credited to the Director's Account which are [(i) attributable to contributions made in respect of the Annual Fee and (ii)] not invested in Company Common Stock which are necessary to alleviate that hardship. No hardship withdrawals will be permitted to be made from the portion of a Director's Account invested in Company Common Stock. Notwithstanding the foregoing, dividends on Common Stock held in a Director's Account will be passed through to each director as soon as practicable following the date received by the Company Trust.

    VOTING OF SHARES IN COMPANY TRUST. Each non-employee director is entitled to direct the Trustee as to how to vote the shares of Company Stock held in an account for his or her benefit.

    AMENDMENT AND TERMINATION. The Board may amend or terminate the NEDD Plan, but may not change the eligibility qualifications or the other operational provision of the NEDD Plan more frequently than once in any six month period. To the extent required to continue to qualify the NEDD Plan for the exception available under Rule 16b-3, any such amendment will be subject to stockholder approval.

NEW PLAN GRANT TABLE

    The table below shows the number of shares of Common Stock expected to be contributed to the Company Trust in respect of all current non-employee directors as a group during 1995 and includes 24,285 shares of Common Stock delivered in connection with the termination of the Retirement Plan. Employees of the Company, whether or not directors, are not eligible to receive grants under the NEDD Plan.

                                                                          VALUE OF        NUMBER
                                                                        SHARE AWARDS*    OF SHARES
                                                                        -------------    ---------
All current directors who are not executive officers as a group......    $ 1,009,156        54,549
                                                                        -------------    ---------

------------
* The value of share awards is based on the fair market value of a share of the Company's Common Stock at the close of business on December 31, 1994, as determined in accordance with the terms of the NEDD Plan.

    There are currently 14 non-employee directors. The number of non-employees directors who will participate in the Directors Compensation Plan in the future will vary from year to year.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE ALEXANDER & ALEXANDER SERVICES INC. NON-EMPLOYEE DIRECTOR DEFERRED STOCK OWNERSHIP PLAN. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of shares outstanding, present and entitled to vote on this item at the Annual Meeting, voting as a single class, is required to approve and adopt the NEDD Plan. Under applicable Maryland law, in determining whether this item has received the requisite number of votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against this item.

                  DIRECTORS' PROPOSAL TO APPROVE AND ADOPT THE
                       ALEXANDER & ALEXANDER SERVICE INC.
                 PERFORMANCE BONUS PLAN FOR EXECUTIVE OFFICERS
                             (ITEM 6 ON PROXY CARD)

    The board of directors adopted the Performance Bonus Plan for Executive Officers (the "Plan") effective January 1, 1995, subject to the approval of stockholders entitled to vote at the Annual Meeting.

    The full text of the Plan, as approved and adopted by the board of directors, is set forth in Appendix IV to this proxy statement, and the following description of the Plan is qualified in its entirety by reference to the full text of the Plan. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan.

    The Plan establishes certain performance criteria for determining the maximum amount of bonus compensation available under the Plan, including that portion of bonuses payable in the form of restricted stock under the Company's Bonus Equity Program for those executive officers who, on the last day of the Company's taxable year, consist of the chief executive officer and the four other most highly compensated executive officers of the Company or its subsidiaries (named in the Summary Compensation Table in the Company's proxy statement for its annual meeting of stockholders) and whose compensation is deductible in the U.S. (the "Covered Employees").

    The Plan is designed to comply with Section 162(m) of the Internal Revenue Code of 1986, which limits the tax deductibility by the Company of compensation paid to officers named in the proxy statement in excess of $1,000,000, except to the extent such compensation is paid pursuant to a plan approved by stockholders which complies with Section 162(m).

    The Plan will be administered by a committee appointed by the board of directors and composed of "outside directors" as that term is defined under
Section 162(m) (the "Committee").

    Under the Plan for each calendar year (the "Bonus Year"), a Covered Employee is eligible to receive a Specified Bonus Award and a Variable Bonus Award upon the attainment of performance criteria established by the Committee. Payment in respect of any such award shall be made either in cash or in a combination of cash and restricted stock issued under the Bonus Equity Plan (the "BEP") provided that no more than 50 percent of any such award may be paid in shares of restricted stock. The award to any individual participant in the Plan for any calendar year may not exceed $5 million, plus a portion of the value of any BEP shares. Under the Plan, the Committee has the authority to reduce any bonus award even if the performance goals have been attained, but may not increase the amount of any award calculated in accordance with the Plan.

    The Committee may establish one or both of the following performance goals for a Specified Bonus Award:

         (i) a specified amount of income from the Company's continuing operations as of the end of the Bonus Year or a specified minimum increase in such income as compared to the end of the prior Bonus Year; or

        (ii) a specified amount of operating income for the Bonus Year.

For a Variable Bonus Award the Committee may establish on one or more of the following performance measures as it relates to the Company, its consolidated subsidiaries, or operating units:

         (i) Return on Capital;

        (ii) Return on Equity;

        (iii) Earnings per Share;

        (iv) Cash Flow; or

         (v) an increase in operating income in excess of the amount preestablished in connection with a Specified Bonus Award.

    The Committee may defer to a succeeding year payment of any portion (up to $1 million) of a bonus award which may be payable to a Covered Employee for a particular Bonus Year. Payment of such deferred award may be conditioned upon such conditions established by the Committee, including the achievement of extraordinary performance by such Covered Employee. Since specified performance goals are set by the Committee and the Committee has negative discretionary authority with respect to the amount and form of the Awards, it is not possible to predict the benefits that may accrue to any individual or group of individuals under the Plan.

    If permitted by Section 162(m), the Committee may establish a measurement period for determining the achievement of any performance goal other than the Bonus Year if the Committee concludes that such alternative measurement period is appropriate under the circumstances. Any such change must be made before the new measurement period begins. In such event, all relevant criteria will be based upon the books and records of the Company for the specified measurement period in a manner consistent with the terms of the Plan.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE ALEXANDER & ALEXANDER SERVICES INC. PERFORMANCE BONUS PLAN FOR EXECUTIVE OFFICERS. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of shares outstanding, present and entitled to vote on this item at the Annual Meeting, voting as a single class, is required to approve and adopt the Plan. Under applicable Maryland law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against this item.

                    STOCKHOLDER PROPOSAL--CUMULATIVE VOTING
                            ](ITEM 7 ON PROXY CARD)

    The Board of Trustees for the Central Laborers' Pension Fund (the "Fund"), P.O. Box 1246, Jacksonville, Illinois 62651, which represents 1,200 shares of the Company's Common Stock, has advised the Company of its intention to have a designated representative present the following resolution for consideration and action by stockholders at the Annual Meeting:

    RESOLVED: That the stockholders of the Company recommend that our board of directors take the necessary steps to adopt and implement a policy of cumulative voting for all elections of directors.

STOCKHOLDER'S SUPPORTING STATEMENT

    In the American corporate governance system, the election of corporate directors is the primary vehicle for shareholders to influence corporate affairs and exert accountability on management. We believe that the Company's financial performance is affected by its corporate governance policies and procedures and the level of accountability they impose. We believe cumulative voting increases the possibility of electing independent-minded directors that will enforce management's accountability to shareholders.

    The election of independent-minded directors can have an invigorating effect on the Board of Directors, fostering improved financial performance and increased shareholder wealth. Management nominees often bow to a Chairman's desires on business strategies and executive pay without question.

    Cumulative voting grants stockholders the number of votes equal to the number of shares owned multiplied by the number of directors to be elected. The shareholder may cast all of his or her votes for a single director or apportion the votes among the candidates. At the Company, shareholders owning 10 percent of the outstanding shares casting all their votes for one individual would be required to elect one director, absent any other support.

    Currently, the Company's board of directors is composed entirely of management nominees. Cumulative voting places a check and balance on management nominees by creating more competitive elections.

    The argument that the adoption of cumulative voting will lead to the election of dissidents to the board of directors who represent the special interests of a minority of stockholders instead of the best interests of all shareholders is misleading. Legally binding standards of fiduciary duty compel all directors, no matter what combination of shareholders elected them, to act in the best interest of all stockholders. Any director who fails to respect the fiduciary duties of loyalty and/or care exposes himself or herself to significant liability. Legal recourse is available to correct any breaches of fiduciary duty.

    We do not accept the claim that in the complex world our Company competes in, an honest difference of opinion over business strategies and other policies of the Company makes the minority view a so-called "special interest." Quite the contrary, dissent stimulates debate which leads to thoughtful action. Cumulative voting will increase the competitiveness of director elections. We believe competitive elections for directors will deter complacency on the board of directors, which in turn will improve the performance of our Company and increase shareholder wealth.

    We Urge Your Support For This Proposal.

BOARD OF DIRECTORS' RESPONSE OPPOSING STOCKHOLDER'S PROPOSAL

    During 1994, the Company's board of directors took extensive actions to implement a restructuring process and to improve the Company's financial position and future profitability. The board's actions clearly demonstrated its ability to act independently and to enforce management accountability. Further, the board already encourages stockholders to recommend prospective director candidates to the Compensation, Benefits and Nominating Committee. This committee is responsible for recommending nominees for election to the board of directors and is comprised of independent directors.

    Pursuant to the Company's charter and applicable law, directors are elected by a majority vote of the Company's stockholders. This method permits directors to carry out their responsibilities for the benefit of all stockholders.

    We do not believe that the interests of stockholders as a group are furthered by cumulative voting for the election of directors. Cumulative voting creates the risk of partisanship among board members which could impair their ability to work together. The variety and complexity of issues facing the Company necessitates that the board be able to act through consensus.

    Legally binding standards of fiduciary duty compel all directors to act in the best interest of all stockholders. Directors should be elected based on their ability and commitment to represent the best interests of the Company and its stockholders as a whole. This principle is best served when each director is elected by a majority vote of the stockholders.

    In the board's opinion, the Company's present method of electing directors best assures that directors oversee the business and affairs of the Company for the benefit of all stockholders.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER
PROPOSAL. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of shares outstanding, present and entitled to vote on this item at the Annual Meeting, voting as a single class, is required to pass this proposal. Under applicable Maryland law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against this item.

                 STOCKHOLDER PROPOSAL--STOCKHOLDER APPROVAL OF
                         CHANGE OF CONTROL ARRANGEMENTS
                             (ITEM 8 ON PROXY CARD)

    Kenneth Steiner, who represents 300 shares of the Company's Common Stock, has advised the Company of his intention to present the following resolution for consideration and action by the stockholders at the Annual Meeting:

    RESOLVED, that the stockholders recommend that the board of directors adopt a policy against entering into future agreements with officers and directors of this corporation which provide compensation contingent on a change of control of the corporation, unless such compensation agreements are submitted to a vote of the stockholders and approved by a majority of shares present and voting on the issue.

STOCKHOLDER'S SUPPORTING STATEMENT

    Lucrative severance contracts awarded to senior corporate executives which provide compensation contingent on a change of control, usually through a merger or acquisition of the corporation, are known as "golden parachutes". These contracts are awarded without stockholder approval.

    The practice of providing these large cash awards to a small group of senior corporate managers without the stockholder approval has been a subject of public outcry. In 1988, the U.S. Senate, in emphasizing the potential conflict of interest between management and shareholders created by these agreements, voted ninety-eight to one to require stockholder approval of golden parachutes which exceed three times annual compensation.

    Although final action was not taken, it is clear to me that the overwhelming vote in favor of the measure reflects public sentiment against golden parachutes. Stockholder vote would allow the corporation's owners to decide for themselves whether golden parachutes are in their best interests.

    I am a founding member of the Investor Rights Association of America and it is clear to me that requiring stockholder vote is necessary to address the conflicts of interest between management and stockholders that arise in the awarding of golden parachutes.

    I Urge Your Support. Vote For This Resolution.

BOARD OF DIRECTORS' RESPONSE OPPOSING STOCKHOLDER'S PROPOSAL

    In those instances when the board of directors believes agreements with change of control payment features would be in the best interests of the Company and its stockholders, the board needs the flexibility to quickly and efficiently provide such agreements to executives. It is critical that the Company have the unencumbered ability to continue to attract, retain and motivate executives with the expertise to deal with a large, complex organization in a rapidly changing industry such as ours.

    As the Company faces an increasingly competitive environment, the restrictions that would result from the adoption of the proposal would not be in the best interests of the stockholders. The Company's existing agreements (which are described beginning on page 18 of this proxy statement) are intended to minimize, rather than augment, a conflict of interest executives might face in the event of a change of control. These agreements, by providing financial security for possible job loss following a change of control, help management to assess a takeover bid objectively and to advise the board without the fear of personal financial loss. Furthermore, because the length of time generally involved in a change of control, the Company could be at a disadvantage if it were to lose key employees during that time period. The existing arrangements provide incentive for key employees to stay with the Company during a contest for control.

    In addition, the Company's flexibility would also be severely hampered by the need to submit such agreements to stockholders for approval. Under the proposal, unless the Company were to incur the significant expense of a special meeting of stockholders, such agreements could only be entered into once a year after approval at the annual meeting of stockholders.

    In our increasingly competitive business climate, no company can afford to subject itself to the constraints in the management of its affairs that are recommended by this proposal.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER
PROPOSAL. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of shares outstanding, present and entitled to vote on this item at the Annual Meeting, voting as a single class, is required to pass this proposal. Under applicable Maryland law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against this item.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of any registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange reports of ownership of the Common Stock, Class A Stock and Class C Stock of the Company. Reporting persons are required by SEC regulation to furnish the Company with copies of all such reports that they file. To the Company's knowledge, based solely upon review of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, its officers, directors and greater than ten percent beneficial owners timely filed all required Section 16(a) reports except for the following: with respect to 1,000 shares of Common Stock purchased by Mr. Zarb's spouse on August 8, 1994, such purchase was not reported until October 8, 1994.

                     STOCKHOLDER PROPOSALS FOR 1996 MEETING

    Stockholders are advised that any proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company on or before December 11, 1995 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. In addition, the Bylaws of the Company establish an advance notice requirement for any proposal of business to be considered at an annual meeting of stockholders that is not made by or at the recommendation of a majority of the directors then in office. In general, written notice must be delivered to the Secretary of the Company at its principal executive office, 1185 Avenue of the Americas, New York, New York 10036, within certain time periods in advance of the meeting and must contain specified information concerning the matter to be brought before the meeting and the stockholder proposing the matter. Any stockholder desiring a copy of the Bylaws of the Company will be furnished one without charge upon written request to the Secretary of the Company.

                                 OTHER MATTERS

    The Board of Directors of the Company is not aware of any other matters to come before the Annual Meeting. If any other matter should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

                                                                      APPENDIX I

                      ALEXANDER & ALEXANDER SERVICES INC.
                         1995 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE

    The purpose of the 1995 Long-Term Incentive Plan (the "Plan") is to promote the success of Alexander & Alexander Services Inc. (the "Company") by providing incentives for certain key employees which will link their personal interest to both the long term financial success of the Company and the growth of stockholder value. The Plan is intended to enhance the Company's ability to attract, retain and motivate qualified personnel upon whom, in large measure, the progress, growth and profitability of the Company depends. The various types of long-term incentive awards provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations, and the size and diversity of its businesses.

SECTION 2. DEFINITIONS

    For purposes of the Plan, the following terms shall have the meanings indicated below unless the context clearly indicates otherwise:

        (a) "AWARD" shall mean any grant of Stock, or of a right to receive either Stock or an amount of cash calculated by reference to the value of Stock, made under the Plan.

        (b) "AWARD AGREEMENT" shall mean an agreement between a Participant and the Company covering the specific terms and conditions of an Award.

        (c) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

        (d) "BONUS EQUITY PLAN" shall mean the program described in Section 6.4 of the Plan.

        (e) "CODE" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

        (f) "COMMITTEE" shall mean the committee appointed by the Board of Directors to administer the Plan pursuant to Section 4.

        (g) "COMPANY" shall mean Alexander & Alexander Services Inc. and its Subsidiaries.

        (h) "DISABILITY" shall mean permanent disability within the meaning of
    Section 22(e)(3) of the Code.

        (i) "INCENTIVE STOCK OPTION" shall mean an option to purchase Stock granted under Section 6.1 of the Plan which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

        (j) "NONQUALIFIED STOCK OPTION" shall mean an option to purchase Stock granted under Section 6.1 of the Plan which is not intended to be an Incentive Stock Option.

        (k) "OPTION" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

        (l) "OPTION PERIOD" shall mean the period from the date of the grant of an Option to the date when the Option expires as stated in the terms of the Award Agreement.

        (m) "OPTIONEE" shall mean a Participant who has been granted an option to purchase shares of Stock under the provisions of the Plan.

        (n) "OTHER STOCK BASED AWARDS" shall have the meaning specified in
    Section 6.6 of the Plan.

        (o) "PARTICIPANT" shall mean an employee who has an outstanding Award granted under the Plan.

        (p) "PERFORMANCE SHARE/UNIT" shall mean the grant of contingent shares of Stock or units under Section 6.5 of the Plan.

        (q) "PERFORMANCE AWARD" shall mean an Award granted under the conditions specified in Section 7 of the Plan.

        (r) "PLAN" shall mean the Alexander & Alexander Services Inc. 1995 Long-Term Incentive Plan, as it may be amended from time to time.

        (s) "REPLACEMENT OPTION" shall mean an Option to purchase Stock granted under Section 6.1(f) of the Plan.

        (t) "RESTRICTED PERIOD" shall mean the period of time from the date of grant of Restricted Stock to the date when the restrictions placed on the Stock in the Award Agreement lapse.

        (u) "RESTRICTED STOCK" shall mean an Award of Stock granted under
    Section 6.3 or Section 6.4 of the Plan.

        (v) "RETIREMENT" shall mean termination of employment with the Company or any of its Subsidiaries at or after age 60 (or such earlier age as the Committee shall determine) and pursuant to a retirement plan of the Company or the Subsidiary.

        (w) "STOCK" shall mean the Company's common stock, $1.00 par value per share.

        (x) "STOCK APPRECIATION RIGHT" shall mean a right to receive an amount, payable in cash or Stock or partly in cash and partly in Stock, equal to the difference between the fair market value of the Stock on the date the Award is exercised and the exercise price of the Stock Appreciation Right as stated in the Award Agreement.

        (y) "SUBSIDIARY" shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 424(f) of the Code.

        (z) "TERMINATION OF EMPLOYMENT" shall be deemed to have occurred at the close of business on the last day on which a Participant is carried as an active employee on the records of the Company or any of its Subsidiaries.

SECTION 3. STOCK SUBJECT TO THE PLAN

  3.1 Authorized Stock

    Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock that may be delivered under the Plan shall not exceed the sum of
(a) 4,700,000 plus (b) the number of shares remaining available for issuance on the effective date of the Plan under the Company's 1988 Long-Term Incentive Compensation Plan (the "Predecessor Plan") plus (c) the lesser of (i) 2,000,000 shares of Stock or (ii) the number of shares of Stock received by the Company after the effective date of the Plan upon exercise of any Option, whether issued under the Plan or the Predecessor Plan. No more than 940,000 shares shall be issued as Restricted Stock under Sections 6.3 and 6.4 of the Plan. The exercise of a Stock Appreciation Right, whether paid in cash or Stock, shall be deemed to be an issuance of Stock under the Plan. The payment of Performance Share/Unit and Other Stock Based Awards shall not be deemed to constitute an issuance of Stock under the Plan unless payment is made in Stock, in which case only the number of shares issued in payment of the Performance Share/Unit or Other Stock Based Awards shall constitute an issuance of Stock under the Plan.

  3.2 Effect of Expirations

    Except as otherwise provided in Section 3.1, in the event that (a) any Award granted under the Plan or (b) any Award granted under the Predecessor Plan and outstanding on the effective date of the Plan, shall expire or terminate for any reason, including by reason of its reacquisition (through a purchase, exchange, surrender or otherwise) and cancellation by the Company, or if the amount of Stock subject to an Award or to be delivered upon exercise of an Award is reduced for any reason whatsoever, the Stock no longer subject to such Award shall be available to be reawarded under the Plan.

  3.3 Adjustments in Authorized Shares

    In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Stock, the number and class of shares which may be delivered under the Plan, and the number and class of and/or price of shares subject to outstanding Awards granted under the Plan shall be adjusted in a manner determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this paragraph or paragraph 3.4 shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code.

  3.4 Adjustment for Purposes of Tender Offers

    In the event of the offer to holders of Stock generally relating to the acquisition of their shares, the Committee may make such adjustment as it deems appropriate and equitable in respect of outstanding Awards so that they may be exercisable for or payable in the consideration payable in the acquisition transaction. Any adjustment of an Incentive Stock Option under this paragraph shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code.

SECTION 4. ADMINISTRATION

  4.1 The Committee

    The Plan shall be administered by a committee (the "Committee") consisting of not less than two directors who shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. A director may serve on the Committee only if he or she has not received an Award under the Plan or any similar plan of the Company or any of its Subsidiaries for at least one year before his or her appointment and otherwise satisfies the definition of a "disinterested person" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

  4.2 Authority of the Committee

    Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; to accelerate the exercisability of any Award or the end of a performance period or the termination of any Restricted Period under an Award; to correct errors, omissions or inconsistencies in the Plan or in any Award Agreement, or any other instrument relating to an Award under the Plan, and (subject to the provisions of Section 8) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. The Committee's decisions and all related orders or resolutions of the Board of Directors with respect to the interpretation and administration of the Plan shall be final, conclusive and binding on all persons, including the

Company, its stockholders, employees, Participants and their estates and beneficiaries. Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise or receive payment of any other outstanding Award, adversely affect the rights of such person or persons.

    No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her services on the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification, any limitation of liability and reimbursement as directors with respect to their services as members of the Committee.

  4.3 Selection of Participants

    The Committee shall have the authority to grant Awards under the Plan from time to time to any employee of the Company and any of its Subsidiaries (including officers and directors who are employees) selected by the Committee. Except as otherwise provided in Section 6.4(b), the Committee shall select Participants from among employees identified by the Company as eligible to participate in the Plan.

  4.4 Delegation of Certain Responsibilities

    The Committee may, in its sole discretion, delegate to appropriate officers of the Company the administration of the Plan under this Section 4; provided, however, that no such delegation by the Committee shall be made (i) if such delegation would not be permitted under applicable law or (ii) with respect to the administration of the Plan as it affects executive officers or directors of the Company, and provided further that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. Subject to the above limitations, the Committee may delegate to the Chief Executive Officer of the Company its authority under this Section 4 to grant Awards to employees who are not executive officers or directors of the Company. All authority delegated by the Committee under this Section 4.4 shall be exercised in accordance with the provisions of the Plan and any guidelines for, conditions on, or limitations to the exercise of such authority that may from time to time be established by the Committee.

  4.5 Award Agreements

    Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by an officer of the Company and by the Participant, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such agreements as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of the Plan.

    Nothing contained in the Plan or any resolutions adopted or to be adopted by the Board of Directors or by the stockholders of the Company shall constitute the granting of an Award under the Plan. An employee who receives an Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant and/or an Optionee, or to have any rights with respect to such Award, unless and until such employee has executed an Award Agreement or other instrument evidencing the Award and shall have delivered an executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of the Award.

SECTION 5. ELIGIBILITY

    Except with respect to Awards under Section 6.4 (the Bonus Equity Plan), all officers of the Company and each other employee of the Company and its Subsidiaries who are expected to contribute substantially to the growth and profitability of the Company and its Subsidiaries are eligible to receive

Awards under the Plan. Eligibility criteria for participation in the Bonus Equity Plan are specified in Section 6.4(b).

SECTION 6. AWARDS UNDER THE PLAN

    Any Award granted under the Plan may be made either alone or in conjunction with any other type of Award which may be granted under the Plan; provided that an Optionee shall not be granted Options for more than 1,000,000 shares of Stock in any twelve month period.

  6.1 Stock Option Awards

    (a) Option Price--The purchase price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of the fair market value of such Stock on the date the Option is granted. Such fair market value shall be determined by the Committee, which may use any reasonable valuation method. An Incentive Stock Option granted to any person who, at the time the Option is granted, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, shall have an exercise price which is at least 110% of the fair market value of the Stock subject to the Option.

    (b) Option Period--The Option Period shall be determined by the Committee, but no Incentive Stock Option shall be exercisable later than ten years from the date of grant and no Nonqualified Stock Option shall be exercisable later than ten years and one day from the date of grant. Notwithstanding the foregoing, in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time an Incentive Stock Option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, such Incentive Stock Option shall not be exercisable later than five years from the date of grant.

    (c) Limitation on Amount of Incentive Stock Options--Subject to the overall limitations of Section 3 (relating to the aggregate amount of Stock subject to the Plan), the aggregate fair market value (determined as of the time the Option is granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan (and all other incentive stock option plans of the Company, any Subsidiary or any parent corporation) shall not exceed $100,000. In no event, however, shall an acceleration of exercisability pursuant to the terms of the Plan operate to reduce or limit the number of shares which may be exercised pursuant to such Incentive Stock Options. Shares in excess of the $100,000 limit described herein which become exercisable as a result of acceleration shall be treated as shares subject to a Nonqualified Stock Option.

    (d) Exercisability--An Option shall become exercisable at such time or times as determined by the Committee at or subsequent to grant.

    (e) Method of Exercise

        (i) In order to exercise an Option under the Plan, the Optionee or other person(s) entitled to exercise the Option shall give written notice of exercise to the Company specifying the number of full shares to be purchased. Such notice shall be accompanied either by (A) payment in full (in such form as provided in this Section 6.1(e)) for the Stock being purchased plus, in the case of Nonqualified Stock Options, any required withholding tax as provided in Section 9 or (B) delivery of a properly executed notice together with irrevocable instructions to a securities broker to deliver promptly to the Company the amount of sale or loan proceeds.

        (ii) Unless the Committee shall in its sole discretion determine otherwise, payment in full or in part may be made by tendering to the Company Stock owned by the Optionee (or by the Optionee and his or her spouse, jointly) and acquired more than six months prior to such tender. The amount of Stock tendered in payment shall have a fair market value equal to the aggregate purchase price of the number of full shares covered by the Option to be purchased, such fair market value to be determined in any reasonable manner as may be provided for from time to time by the Committee or as may be required to order to comply with or to conform to the requirements of any applicable or relevant laws or regulations.

        (iii) [The Committee in its sole discretion may also permit payment in full or in part to be made by tendering Restricted Stock awarded under
    Section 6.4 of the Plan at least six months prior to such tender.] The value of such Restricted Stock shall be specified by the Committee at the time it agrees to accept it in payment; provided that, if no value is specified by the Committee, the value of the Restricted Stock tendered shall be calculated in accordance with subparagraph 6.1(e)(ii).

        (iv) If the exercise price of an Option is paid by delivery of Restricted Stock awarded under Section 6.4, then the shares issued upon exercise of the Option shall also be Restricted Stock and shall remain so for the remainder of the restricted period applicable to the shares of Restricted Stock tendered in payment.

    (f) Replacement Options--At the time an Option is granted or upon the exercise of an Option granted under the Plan, the Committee may, at its sole discretion, authorize the issuance of or grant to the Optionee a Replacement Option. A Replacement Option shall be authorized or granted only if Stock [or Restricted Stock] is tendered in payment of the exercise price of the Option. The Replacement Option shall permit the Optionee to purchase a number of shares of Stock equal to the number of shares of Stock tendered in payment of the exercise price of the Option, and, if applicable, in satisfaction of any withholding taxes due upon exercise of the Option. The exercise price of the Replacement Option shall be equal to the fair market value of the Stock on the date the original Option is exercised, and, subject to the other provisions contained herein, may contain such terms as the Committee shall determine (including the date or dates on which the Option shall become exercisable and the length of the Option Period).

    (g) Termination of Employment--Unless otherwise specified by the Committee at or subsequent to the grant, an Option may be exercised after an Optionee's Termination of Employment only with respect to the number of shares of Stock (subject to adjustment as provided in Section 3.3 or 3.4) which the Optionee could have acquired by an exercise of the Option immediately prior to the Termination of Employment, but in no event after the expiration date of the Option as specified in the applicable Award Agreement. Except to the extent otherwise provided by the Committee, an Optionee's right to exercise any Option following Termination of Employment shall terminate:

        (i) At the expiration of three months (Incentive Stock Options) or three years (Nonqualified Stock Options) after the Optionee's Retirement; provided, however, if an Incentive Stock Option is not exercised within three months of the Optionee's Termination of Employment, it will be treated as a Nonqualified Stock Option for purposes of the Plan when it is exercised; or

        (ii) At the expiration of one year (Incentive Stock Options) or three years (Nonqualified Stock Options) following a finding that the Optionee has a Disability; the determination of the Committee on any question involving disability to be conclusive and binding; or; or At the expiration of one year in the event of the Disability of the Optionee, the determination of the Committee on any question involving disability shall be conclusive and binding; or

        (iii) At the expiration of one year after the Optionee's death if the Optionee's Termination of Employment occurs by reason of death or if the Optionee had the right to exercise an Option on the date of death pursuant to subparagraph (i) of this Section 6.1(g). Any Option exercised under this subparagraph (iii) may be exercised in full by the legal representative of the estate of the Optionee or by the person or persons who acquire the right to exercise such Option by bequest or inheritance; or

        (iv) Thirty days following the Optionee's Termination of Employment for any other reason, except that, if such Termination of Employment would constitute "discharge", as defined in the Company's Severance Benefit Plan (as in effect on the effective date of the Plan), the Optionee's right to exercise any Option shall end immediately upon such Termination of Employment.

    (h) The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to the Option until such person or persons shall have become the holder of record of such shares.

  6.2 Stock Appreciation Right Awards

    (a) Grants--Stock Appreciation Rights may be awarded alone or in conjunction with all or part of any Option granted under the Plan. The Committee, in its sole discretion, shall establish all terms of a stand-alone Stock Appreciation Right, including its exercise price and expiration date and any other terms the Committee believes appropriate at the time of grant.

    Awards of Stock Appreciation Rights in conjunction with Options shall be made as follows:

        (i) In the case of a Nonqualified Stock Option, such rights may be granted either at the time the Option is granted or at any subsequent time during the term of the Option; and

        (ii) In the case of an Incentive Stock Option, such rights may be granted only at the time the Option is granted.

    (b) Terms and Conditions--Stock Appreciation Rights awarded in conjunction with an Option shall be subject to all terms and conditions of the Option. In addition, all Stock Appreciation Rights shall be subject to the following terms and conditions, and may contain additional terms and conditions, not inconsistent with the Plan, as the Committee shall determine:

        (i) Price and Fair Market Value--The purchase price per share of Stock subject to a Stock Appreciation Right shall be determined by the Committee at the time of grant. Both the purchase price and the fair market value of Stock on the date of exercise of a Stock Appreciation Right shall be determined by the Committee in the manner specified in Section 6.1(a) with respect to Options.

        (ii) Exercisability--Stock Appreciation Rights awarded in conjunction with an Option shall be exercisable only to the extent that the Option is exercisable and shall terminate and shall no longer be exercisable upon the expiration or exercise of the related Option. Stock Appreciation Rights not granted in conjunction with an Option shall be exercisable as specified by the Committee at or subsequent to the date of grant. However, no Stock Appreciation Right or any related Option may be exercised until at least 6 months after the date of grant, except that this limitation shall not apply in the event of the death or Disability of the Participant prior to the expiration of the 6-month period.

        (iii) Termination of Employment--Except as otherwise provided by the Committee at the time a Stock Appreciation Right is awarded, the right to exercise a Stock Appreciation Right shall terminate as specified in Section 6.1(g) of the Plan as if the Stock Appreciation Right were a Non-Qualified Stock Option.

    (c) Method of Exercise--A Stock Appreciation Right awarded in conjunction with an Option may be exercised by the Optionee surrendering the applicable portion of the related Option. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. Upon the exercise of any Stock Appreciation Right, a Participant shall be entitled to receive an amount, in cash or whole shares of Stock or partly in cash and partly in Stock (as determined by the Committee in its sole discretion), equal to the amount by which the fair market value of one share of Stock (determined by the Committee as if the Stock Appreciation

Right were a Non-Qualified Option) exceeds the exercise price per share specified in the Award, multiplied by the number of shares in respect of which the Stock Appreciation Right has been exercised. Shares of Stock delivered to the Participant upon exercise of a Stock Appreciation Right, if any, shall be valued at their fair market value (determined as specified in Section 6.1(a) above) on the date of exercise.

    (d) Limited Stock Appreciation Rights--Notwithstanding anything else in this
Section 6.2 to the contrary, the Committee may grant Stock Appreciation Rights which (i) become exercisable solely upon the occurrence of a Change of Control as defined in Section 9.12 hereof and which remain exercisable for a specified period of time (not exceeding 90 days) following such Change of Control, and
(ii) provide that upon exercise, the amount payable to the holder thereof may be based upon either (A) the fair market value of a share of Stock (determined as specified in Section 6.1(a) above) or (B) the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in any bona fide transaction related to a Change of Control, at any time during the 60 day period immediately preceding the occurrence of the Change of Control, in each case as determined by the Committee except that, in the case of any such Stock Appreciation Right relating to an Incentive Stock Option, the amount payable shall be based solely on the fair market value of a share of Stock.

  6.3 Restricted Stock Awards

    (a) Restricted Period--Except as otherwise specified by the Committee, the Restricted Period shall commence on the date of grant of the Award and shall expire 3 years thereafter. During the Restricted Period, the Participant shall not sell, transfer, pledge, assign or otherwise dispose of shares of Stock subject to a Restricted Stock Award. Any attempt by the Participant to sell, transfer, pledge, assign or otherwise dispose of such Stock shall constitute immediate forfeiture of such Award.

    (b) Rights of Participant--Except as provided in paragraph (a) of this
Section 6.3, the Participant shall have, with respect to the shares subject to the Restricted Stock Award, all the rights of a stockholder of the Company, including the right to vote the shares and the right to receive all dividends and other distributions with respect to such shares, provided that the Participant has become the holder of record of such shares. In the event of any adjustment as provided in Section 3.3 or 3.4 or any securities received as a dividend on the Award shares, such new or additional shares or securities shall be subject to the same terms and conditions as relate to the original Restricted Stock Award.

    (c) Lapse of Restrictions--At the conclusion of the Restricted Period, the restrictions on the Restricted Stock Award shall lapse, whereupon the Company shall, subject to the provisions of Section 9.3 or 9.5, promptly deliver to the Participant a stock certificate evidencing those shares.

    (d) Termination of Employment--Except as otherwise provided by the Committee either at the time the Restricted Stock Award is granted or thereafter, the Restricted Period shall end and any other restrictions specified in the Award Agreement shall automatically be removed upon the Participant's Termination of Employment by reason of death, Disability or Retirement during the Restricted Period. In the event of the Participant's Termination of Employment during the Restricted Period for any other reason, the Participant's rights to the shares subject to the Restricted Stock Award shall be forfeited and all such shares shall immediately be surrendered to the Company.

  6.4 Bonus Equity Plan

    (a) Grants--Awards will be made in the form of Restricted Stock, based on a percentage of the cash incentive compensation otherwise payable to a Participant under any incentive compensation plans, programs or arrangements of the Company or any Subsidiary, and will be granted at such time as the Committee may in its sole discretion determine ("BEP Awards"). The percentage of incentive compensation used to determine the size of BEP Awards will be determined by a formula or formulas approved by the Committee.

    (b) Eligibility--Officers and other key employees of the Company or any of its Subsidiaries who are entitled to receive cash incentive compensation shall be eligible to receive Awards under this Section 6.4. The Committee shall, in its sole discretion, select Participants to receive BEP Awards from among those officers and employees who are entitled to receive cash incentive compensation and who (i) are nominated to participate in the Bonus Equity Plan by the Company or (ii) voluntarily elect to participate. Participation in the Bonus Equity Plan by Participants nominated by the Company shall be mandatory upon approval by the Committee.

    (c) Amount--The number of shares of Restricted Stock subject to a BEP Award will be calculated by valuing the Stock at not less than 75% of its fair market value ("BEP Value"). For purposes of this Section 6.4, the BEP Value shall be determined by the Committee based on the average of the Stock's closing prices on the Composite Tape of the New York Stock Exchange for the five trading days prior to the date of the Award. The dollar value of each Participant's specified percent of cash incentive compensation to be subject to a BEP Award (determined by formulas approved by the Committee) will be divided by the BEP Value to determine the number of whole shares of Restricted Stock subject to each BEP Award. The value of any fractional shares will be paid in cash.

    (d) Form--Each Participant who receives a BEP Award may, but need not, be issued a stock certificate in respect of such shares of Restricted Stock. A "book entry" (i.e., a computerized or manual entry) may instead be made in the records of the Company to evidence a Participant's BEP Award. Such Company records shall, absent manifest error, be binding on all Participants.

    (e) Restrictions--The shares of Restricted Stock subject to a BEP Award shall be subject to the following restrictions and conditions:

        (i) Except as otherwise specified by the Committee either at the time of grant or thereafter, the Restricted Period shall be three years from the date a BEP Award is granted. During the Restricted Period, except as provided in Section 6.1(e) of the Plan, the Participant shall not sell, transfer, pledge, assign or otherwise dispose of such shares and any attempt by a Participant to do so shall constitute immediate forfeiture of the BEP Award.

        (ii) Unless the Committee in its sole discretion shall determine otherwise at or prior to the time a BEP Award is granted, during the Restricted Period the Participant shall have all such rights with respect to shares of Restricted Stock granted under this Section 6.4 as are specified in Section 6.3(b) with respect to other shares of Restricted Stock.

    (f) Lapse of Restrictions--At the conclusion of the Restricted Period, the restrictions on the BEP Award shall lapse and the Participant shall thereafter have the right to sell or otherwise transfer the BEP Award Shares.

    (g) Termination of Employment--Except as otherwise provided by the Committee either at the time of grant or thereafter, the Restricted Period shall end and any other restrictions specified in the BEP Award Agreement shall automatically be removed upon the Participant's Termination of Employment by reason of death, Disability or Retirement during the Restricted Period. In the event of the Participant's Termination of Employment during the Restricted Period for any other reason, unless the Committee shall otherwise determine, the Participant's rights to the shares subject to the BEP Award shall be forfeited and all such shares shall immediately be surrendered to the Company.

  6.5 Performance Share/Unit Awards

    (a) Grants--Performance Share/Unit Awards granted under the Plan shall be in such form as the Committee may from time to time approve, subject to the terms and conditions of this Section 6.5 and may contain any terms and conditions (which terms and conditions need not be the same in each case), not inconsistent with the Plan, as the Committee shall deem desirable.

    (b) Performance Period--The Committee shall, at the time of grant, establish a performance period for the Award. Such period shall commence and end on the dates specified by the Committee. Notwithstanding the above, the Committee may, in its sole discretion, accelerate the end of a performance period.

    (c) Performance Criteria and Valuation--The Committee shall, at the time of grant, establish performance criteria with respect to the Performance Share/Unit Award. These performance criteria may include any measures of performance of the Company or its Subsidiaries or such other criteria as the Committee shall select. At the end of the performance period established by the Committee pursuant to Section 6.5(b), the Committee shall evaluate actual performance during such performance period compared to the performance criteria established for the Award, and shall determine the value, if any, of the Performance Share/Unit Award and the amount payable in respect thereof.

    (d) Dividends and Interest--Subject to the provisions of the Plan and the Award Agreement, a Participant who receives a Performance Share Award under this
Section 6.5 shall be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares of Stock covered by the Award, as determined at the time of the Award by the Committee in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise been reinvested.

    (e) Payment--Payment shall be made in cash or in Stock having a fair market value on the date of payment (determined by the Committee using any reasonable valuation method) equal to the amount payable, or partly in cash and partly in Stock, as determined by the Committee. No fractional shares of Stock will be issued.

    (f) Termination of Employment

        (i) If a Participant's employment terminates during the performance period specified in the Award Agreement by reason of death, Disability or Retirement, any payment to the Participant, or to the Participant's estate or to those person(s) who acquire the right to receive such payment by bequest or inheritance, shall be determined by the Committee at the end of that performance period based on the criteria established under Section 6.5(c). Any such payment shall be prorated to reflect the period of time the Participant was employed during the performance period. Notwithstanding the above, the Committee, in its sole discretion, may accelerate such payment by taking into consideration the extent to which the performance criteria were achieved at the time of the Termination of Employment.

        (ii) In the event the Participant's Termination of Employment occurs prior to the end of the specified performance period for any reason other than those specified in Section 6.5(f)(i), the Participant's right to the Performance Share/Unit Award shall be forfeited as of the date of his or her Termination of Employment, except that the Committee may, in its sole discretion, make provisions for payment, if any, as it deems appropriate.

  6.6 Other Stock Based Awards

    (a) Grants--Awards of Stock and Awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock Based Awards") may be granted under the Plan. The provisions of Other Stock Based Awards need not be the same in each case. The Committee, in its sole discretion, may grant Other Stock Based Awards as it deems appropriate (i) to take advantage of the compensation practices or tax and accounting regulations applicable at the time of the grant, even if such practices or regulations are different from those in effect on the effective date of the Plan and (ii) to conform to and comply with tax, securities or other law or regulations in jurisdictions outside the United States.

    (b) Terms and Conditions--Other Stock Based Awards made pursuant to this
Section 6.6 shall be subject to the following terms and conditions:

        (i) Subject to the provisions of the Plan and the Award Agreement, a Participant who receives an Award under this Section 6.6 shall be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares of Stock covered by the Award, as determined at the time of the Award by the Committee in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise been reinvested.

        (ii) Any Award under this Section 6.6 and any Stock covered by any such Award may be forfeited to the extent so provided in the Award Agreement as determined by the Committee in its sole discretion.

    (c) Termination of Employment--Unless otherwise specified by the Committee, all Other Stock Based Awards granted under this Section 6.6 will be forfeited upon the Participant's Termination of Employment, except that, in the event the Participant's Termination of Employment occurs by reason of death, Retirement or Disability, the Committee may, in its sole discretion, waive any or all of the remaining limitations, restrictions or requirements, if any, imposed pursuant to the Plan or in the applicable Award Agreement.

SECTION 7. PERFORMANCE RELATED AWARDS

  7.1 Performance Objectives.

    (a) Notwithstanding anything else in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, any Award (other than an Option or a Stock Appreciation Right) intended to qualify as "other performance based compensation" within the meaning of Section 162(m)(4)(C) of the Code, including of Restricted Stock, Performance Shares, Performance Units or Other Stock Based Awards, (other than an award which will vest solely on the basis of the passage of time) granted to an officer who is (i) subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, and (ii) whose compensation is deductible under the Code in the United States, shall become vested, if at all, only upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part. An Award subject to such a determination by the Committee shall be known as a Performance Award.

    (b) Performance objectives for Performance Awards shall be determined over a measurement period or periods established by the Committee and shall relate to at least one of the following criteria: (i) operating margin (operating income divided by operating revenues); (ii) operating income; (iii) income before income taxes and minority interest, (iv) return on equity; and (v) earnings per share, (the as such criteria may relate to the performance of (A) the Company, (B) a Subsidiary, (C) a division or unit of any of the foregoing or (D) any of the foregoing compared to that of other companies or of each other (the "Performance Criteria").

    (c) The maximum number of shares of Stock that may be subject to any such Performance Award in any 12 month period shall not exceed 500,000 shares, as such number may be adjusted pursuant to Section 3.

  7.2 Annual Incentive Compensation.

    The Committee may, in addition to the Performance Awards described above, pay cash amounts under the Plan to any officer of the Company or of any Subsidiary described in Section 7.1(a) above who is subject to the reporting requirements of Section 16(a) of the Exchange Act upon the achievement, in whole or in part, of performance goals or objectives established in writing by the Committee with respect to such performance periods as the Committee shall determine. Any such goals or objectives shall be based on one or more of the Performance Criteria. Notwithstanding anything else contained herein to the contrary, the maximum amount of such cash payment to any single officer with respect to any 12 month period shall not exceed the lesserlesser of (A) $3,000,000 or (B) three times the officer's annual base salary as in effect on the last day of the fiscal year preceding the calendar year in which such cash payment is made.

  7.3 Interpretation.

    Notwithstanding anything else in the Plan to the contrary, to the extent required to qualify any Performance Award as "other performance based compensation" within the meaning of Section 162(m) (4) (C) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan (such as the right to accelerate vesting without regard to the achievement of the relevant performance objectives) with respect to such Performance Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

SECTION 8. AMENDMENTS AND TERMINATION

    8.1 The Board of Directors may terminate, suspend, amend or alter the Plan, but no such action may impair or adversely affect the rights of a Participant under an Option or other Award theretofore granted, without the Participant's consent, other than as provided in Section 9.12. In addition, no amendment shall become effective without the approval of stockholders if such amendment would

        (i) Increase the amount of Stock which may be issued under the Plan (except as authorized in accordance with Section 3 of the Plan) in a manner that would require stockholder approval for the Plan to continue to qualify for the exemption available under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act");

        (ii) Permit the grant of Options with an exercise price which is less than the fair market value of the Stock on the date of grant;

        (iii) Expand the class of eligible participants in the Plan to include any member of the Company's Board of Directors who is not also an employee of the Company or one of its Subsidiaries;

        (iv) Extend the duration of Awards to a period greater than that permitted under Section 9.13;

        (v) Modify any provision of the Plan in a manner that would cause compensation payable pursuant to any Award to fail to be deductible for U.S. federal income tax purposes if such compensation is (x) intended to pay compensation qualifying as other performance based compensation under
    Section 162(m) of the Code and (y) granted to an executive officer who is subject to the reporting requirements under Section 16(a) of the 1934 Act and whose compensation is deductible by the Company or a Subsidiary under U.S. tax law; or

        (vi) Extend the period during which Awards under the Plan may be granted past the date specified in Section 12.

    8.2 In granting an Award, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan, including, without limitation, a condition that the granting of an Award is subject to the surrender for cancellation of any or all outstanding Awards held by the Participant. Any new Award made under this section may contain such terms and conditions as the Committee may determine, including an exercise price that is lower than that of any surrendered Option or Stock Appreciation Right.

    8.3 Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular Participants or particular groups of Participants.

SECTION 9. GENERAL PROVISIONS

    9.1 Unfunded Status of Plan--The Plan is intended to constitute an "unfunded" plan for incentive compensation, and is not intended to be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and/or other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

    9.2 Transfers, Leaves of Absence and Other Changes in Employment Status--For purposes of the Plan:

        (a) A transfer of an employee from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another; or

        (b) A leave of absence, duly authorized in writing by the Company, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety days; or

        (c) Any leave of absence in excess of ninety days approved by the Company, provided the employee's right to reemployment is guaranteed either by a statute or by contract;

    shall not be deemed a Termination of Employment. The Committee, in its sole discretion, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment status other than as specified herein.

    9.3 Distribution of Stock--The Committee may require Participants receiving Stock in connection with any Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

    9.4 Limits on Transfer--Subject to the provisions of the Plan and the Award Agreement, and except as provided in Section 6.1(e) with respect to BEP Awards, no Award may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution or to a member of the Participant's family or to a trust or similar vehicle for the benefit of such family members to whom or to which the Committee shall permit an Award to be transferred upon such terms and conditions as the Committee shall establish.

    9.5 Stop Transfer Orders/Restrictions--All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock Award, BEP Award or Other Stock Based Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    9.6 Payment for Restricted Stock, BEP, Performance Share/Unit, or Other Stock Based Awards--Except as otherwise required in the applicable Award Agreement, recipients of Awards under the Plan (other than Options) shall not be required to make any payment or provide consideration for the receipt of such Awards, other than the rendering of services.

    9.7 Other Compensation Plans--Nothing contained in the Plan shall prevent the Board of Directors from adopting other compensation arrangements, subject to stockholder approval if such approval is required.

    9.8 Grants Under Predecessor Plan--Subject to the approval of the Plan by stockholders at the Company's 1995 Annual Stockholders' Meeting, the provisions of the Plan shall apply to, and govern, existing and subsequent awards under the Predecessor Plan (as defined in Section 3.1) and, unless otherwise determined by the Committee, existing and subsequent awards under the Predecessor Plan shall be deemed to be amended to provide any additional rights applicable to Awards hereunder, subject to the right of any affected participant in the Predecessor Plan to refuse to consent to such amendment.

    9.9 Subsidiary Plans--The Committee may approve or adopt incentive compensation plans under the Plan for employees of Subsidiaries as required to meet the provisions of the tax or securities laws or other applicable laws, rules or regulations in the jurisdictions in which any Subsidiary operates. Any shares of Stock issued under any such Subsidiary plans shall be deemed to have been issued under the Plan. The Committee, in its sole discretion, may delegate its authority under this Section 9.9 to the Chief Executive Officer or any other appropriate officer of the Company, provided that no such delegation shall be made with respect to any plan of a Subsidiary that would provide Awards to an executive officer or a director of the Company.

    9.10 Authority Limited to Committee--No person shall at any time have any right to receive an Award hereunder and no person shall have authority to enter into an agreement on behalf of the Company for the granting of an Award or to make any representation or warranty with respect thereto, except as granted by the Committee pursuant to the Plan or as provided in Section 4.4. Participants shall have no rights with respect to any Award except as set forth in the Plan and the applicable Award Agreement.

    9.11 No Right to Employment--Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board of Directors or by the Committee under the Plan or any Award Agreement, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company or any Subsidiary.

  9.12 Change of Control

    (a) For the purposes of the Plan, a "change of control" shall be deemed to have taken place if:

        (i) Any individual, firm, corporation or other entity, or any group (as defined in Section 13(d)(3) of the 1934 Act) becomes, directly or indirectly, the beneficial owner (as defined in the General Rules and Regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the 1934 Act) of more than 35% of the then outstanding shares of the Company's capital stock entitled to vote generally in the election of directors of the Company; or

        (ii) Any individual, firm, corporation or other entity or any group (as defined in Section 13(d)(3) of the 1934 Act) commences a tender or exchange offer subject to Section 14(d)(1) of the 1934 Act for any class of the Company's capital stock; or

        (iii) The stockholders of the Company approve a definitive agreement for
    (A) the merger or other business combination of the Company with or into another corporation pursuant to which the stockholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives and is a publicly owned corporation and not a subsidiary of another corporation, or (B) the sale, exchange or other disposition of all or substantially all of the assets of the Company; or

        (iv) During any period of two years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for the election by the stockholders of the Company, of each new director was approved by a vote of at least 75% of the directors then still in office who were directors at the beginning of the period;

    provided, however, that a "change of control" shall not be deemed to have taken place if beneficial ownership is acquired by, or a tender or exchange offer is commenced or announced by, the Company or any of its Subsidiaries, any profit-sharing, employee ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities

    (b) In the event of a "change of control" as defined in subsection (a) above, Awards granted under the Plan will be subject to the following provisions:

        (i) All outstanding Options and Stock Appreciation Rights granted under the Plan shall become exercisable in full whether or not otherwise exercisable at such time, and any such Option or Stock Appreciation Right shall remain exercisable in full thereafter until it expires pursuant to its terms;

        (ii) All restrictions contained in Restricted Stock Awards and BEP Awards granted under Sections 6.3 and 6.4, respectively, of the Plan shall lapse, and the Participant shall thereupon own the stock free and clear of such restrictions;

        (iii) With respect to Performance Share/Unit Awards granted under the Plan, the performance period established for such Awards shall be deemed to have been completed, and such Awards shall become payable in an amount equal to the greater of the amount payable upon achievement of the performance criteria established for the Award at the time of grant or the actual performance achieved to the date of the "change of control"; and

        (iv) With respect to Other Stock Based Awards, such Awards shall become fully exercisable or payable in accordance with the terms and conditions specified in the Award Agreement.

    9.13 Award Period--No Award granted under the Plan shall be exercisable or payable more than 10 years from the date of grant except for Nonqualified Stock Options, which shall not be exercisable for more than 10 years and one day from the date of grant.

SECTION 10. TAXES

    10.1 Pursuant to Section 83(b) of the Code, if any Participant properly elects (within thirty days of the date on which property subject to a substantial risk of forfeiture and non-transferable is transferred to such Participant pursuant to an Award) to include in gross income for U.S. Federal income tax purposes an amount equal to the fair market value (on the date of such transfer) of the Stock subject to the Award (or the difference between the fair market value and the option price on the date of exercise of an Option), such Participant shall make arrangements satisfactory to the Committee to pay to the Company, at the time of such transfer (or at the time of exercise in the case of an Option), any U.S. Federal, state or local taxes required to be withheld with respect to such shares. If such Participant shall fail to make such tax payments as are required, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

    10.2 Any Participant who does not or cannot make the election described in
Section 10.1 with respect to an Award, shall, no later than the date as of which the value of the Award first becomes includable in the gross income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any taxes of any kind required by law to be withheld with respect to the Stock or other property subject to such Award, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

    10.3 Unless the Committee shall in its sole discretion determine otherwise (and subject to any limitations imposed by Section 16 of the 1934 Act, payment of any taxes required to be withheld may be made, in whole or in part, by an election by a Participant (in accordance with rules adopted by the Committee from time to time): (i) to have the Company withhold shares of Stock otherwise issuable pursuant to the Plan having a fair market value equal to such tax liability and/or (ii) to tender to the Company shares of Stock owned by the Participant (or by the Participant and his or her spouse, jointly) and acquired more than six months prior to such tender (excluding any shares of Restricted Stock awarded under Section 6.3 or Section 6.4 of the Plan) and having a fair market value equal to such tax liability. The fair market value of any Stock so tendered shall be determined in such reasonable manner as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations.

SECTION 11. EFFECTIVE DATE OF PLAN

    The Plan shall be effective on the date it is approved by an affirmative vote of the holders of a majority of the shares of voting stock of the Company represented at the meeting at which the Plan is adopted and entitled to vote.

SECTION 12. TERM OF PLAN

    Unless terminated earlier by the Board of Directors, no Award shall be made under the Plan after December 31, 2005, except that the foregoing shall not apply to or prevent any amendment, modification or suspension at any time of any Award or the waiver at any time of any terms or conditions thereof by the Committee under the provisions of the Plan or the amendment or modification by the Board of Directors of the Plan under Section 8.1.

                                                                     APPENDIX II

                    THE ALEXANDER & ALEXANDER SERVICES INC.
                     EMPLOYEE DISCOUNT STOCK PURCHASE PLAN

                                   ARTICLE I
                                    PURPOSE

    This Employee Discount Stock Purchase Plan is intended to encourage employees of Alexander & Alexander Services Inc. ("A&A") and its subsidiaries (collectively, together with A&A, the "Company") to remain in the employ of the Company and to participate in its growth by permitting them to purchase shares of A&A's common stock at a price that is less than fair market value on the date of purchase. Such purchases shall be made from funds accumulated through payroll deductions within a period of not more than 27 months from the Commencement Date of any Offering under this Plan. This Plan is intended to qualify as a "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code.

                                   ARTICLE II
                                  DEFINITIONS

    SECTION 2.1 The following words and phrases shall have the meanings indicated for purposes of the Plan, unless the context clearly indicates otherwise:

        (a) ACCOUNT. The account established for each Participant.

        (b) BOARD. The Board of Directors of A&A. (c) Code. The Internal Revenue Code of 1986, as amended, and as it may be amended from time to time.

        (d) COMMITTEE. The Committee appointed from time to time to administer the Plan. Unless otherwise specified by the Board or any relevant subcommittee thereof, the Committee shall be the Company's U.S. Employee Benefits Committee.

        (e) COMMENCEMENT DATE. The date as of which an Offering shall commence, as determined pursuant to the Plan and specified in each Offering.

        (f) EMPLOYEE. Any salaried employee of the Company whose customary employment is (i) 20 hours per week or more, or (ii) at least five months in any calendar year.

        (g) EXPIRATION DATE. The last day of any Offering period, as determined pursuant to the Plan and as specified in each Offering, which date shall occur not later than 27 months from the Commencement Date of any Offering. The Expiration Date shall be the last day on which payroll deductions made during the Offering period may be withdrawn; if not withdrawn on or prior to the Expiration Date, all such payroll deductions shall be applied to the purchase of Stock pursuant to the terms of the Offering.

        (h) HARDSHIP. For purposes of this Plan, each of the following circumstances shall be deemed to be a hardship: (1) medical expenses previously incurred by the Participant or any dependents of the Participant or any other member of the Participant's family, or necessary for the Participant or such dependent or family member, (ii) the purchase (including mortgage payments) of a principal residence for the Participant, (iii) payment of tuition and related educational fees for the next 12 months' education for the Participant or the Participant's spouse, children or dependents, (iv) the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence, (v) payment of funeral and other expenses incurred in connection with the death of any member of the Participant's family, or (vi) any other circumstance of immediate and heavy financial need identified as such in revenue rulings, notices or other documents of the Internal Revenue Service of general applicability. The Committee's determination of the existence of an Participant's Hardship shall be final and binding on the Participant.

        (i) MINIMUM HOLDING PERIOD. The period of time Shares purchased under the Plan will be held in custody in a Participant's Account, as specified in the terms and conditions of each Offering.

        (j) OFFERING. Any offering made in accordance with the terms and conditions of the Plan permitting Participants to purchase Stock under the Plan.

        (k) OPTION. The right of an eligible Employee to purchase Stock by participating in an Offering.

        (l) OPTIONEE OR PARTICIPANT. An Employee who exercises his or her Option by authorizing payroll deductions pursuant to Section 6.3 hereof.

        (m) PLAN. The A&A Services Inc. Employee Discount Stock Purchase Plan, as herein set forth, and as amended from time to time.

        (n) PURCHASE PRICE. The price per Share at which Stock may be purchased under the Plan, which shall not be less than 85% of the fair market value of a Share on either the Commencement Date or the Expiration Date.

        (o) SHARES OR STOCK. Shares of the common stock, par value $1.00 per share, of A&A.

        (p) SUBSIDIARIES. Any entity described in Section 424(f) of the Code.

    SECTION 2.2 The masculine gender shall include the feminine, and the singular shall include the plural, where appropriate.

                                  ARTICLE III
                           ADMINISTRATION OF THE PLAN

    The Plan shall be administered by the Committee, which shall have full power and authority to: (a) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (b) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (c) determine the terms of each Offering and Options granted pursuant thereto, including establishing the Purchase Price for each Offering; and (d) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant or Optionee and any other employee of the Company. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

                                   ARTICLE IV
                      EMPLOYEES ELIGIBLE TO PURCHASE STOCK

    All Employees shall be eligible to purchase Stock under the Plan except for any Employee who, immediately after the granting of an Option, would own (or be deemed to own under the rules of Section 423(b)(3) of the Code) any class of Company stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries. If the effect of the granting of an Option to an Employee is such that his total stock ownership (as determined under Section 423(b)(3) of the Code) equals or exceeds such five percent (5%) limitation, such Option shall be entirely void as if it had never been granted.

                                   ARTICLE V
                                     STOCK

    The maximum number of Shares which may be purchased under the Plan is 750,000 Shares, subject, however, to adjustment as hereinafter provided. At any time after the effective date of the Plan, if there is a change in the number of Shares outstanding, whether as a result of a stock dividend, a split-up of Shares, merger, consolidation, recapitalization or similar corporate transaction, then, effective with the record date for such change, the Board shall appropriately adjust the maximum number of Shares which thereafter may be purchased under the Plan.

                                   ARTICLE VI
            OFFERINGS; GRANTING OF OPTIONS; AUTHORIZATION OF PAYROLL
                           DEDUCTIONS BY PARTICIPANTS

    SECTION 6.1 Offerings may be made from time to time to all Employees. Every eligible Employee on the Commencement Date of any Offering shall be deemed to have been granted an Option pursuant to the terms of that Offering.

    SECTION 6.2 Unless otherwise specified by the Committee, there shall be two Offerings under the Plan during each calendar year. Unless otherwise specified by the Committee prior to the Commencement Date for any Offering, the Commencement Dates and Expiration Dates, respectively, of each Offering shall
(a) January 1 and June 30 and (b) July 1 and December 31.

    SECTION 6.3 Each Employee shall become a Participant pursuant to the terms of an Offering by filing an election to participate in that Offering in the form of a payroll deduction authorization (in the manner prescribed by the Committee) within such time as may be specified in such Offering. The election shall specify the amount of each payroll deduction which the Employee wishes to apply to the purchase of Stock in the Offering, which shall not be less than $10 per payroll period nor greater than $1,000 per payroll period (subject to the limitations contained in Section 7(b) of the Plan). Payroll deductions shall (a) commence with the first regular payroll period coinciding with or ending on the Commencement Date of the Offering, or at such other time as may be specified in such Offering, and (b) shall end on the earlier of the last regular payroll period coinciding with or ending before the Expiration Date or, if earlier, upon the termination of a Participant's employment with the Company.

                                  ARTICLE VII
                 TERMS AND CONDITIONS OF OFFERINGS AND OPTIONS

    Section 7 Except as provided in subparagraph (b) of this Section 7, all Participants shall have the same rights and privileges, as specified below:

        (a) PURCHASE PRICE: Each Offering shall state the Purchase Price per share at which Stock may be purchased thereunder. In determining the Purchase Price, the fair market value per share of Stock shall be the closing price reported on the New York Stock Exchange Composite Tape for the date on which such value is being determined, provided, however, that if any such date is not a stock trading date, then the closing price on the next trade date shall be used. In no event, however, shall the Purchase Price per share for any Offering be less than the par value per share of Stock.

        (b) ACCRUAL LIMITATION: Notwithstanding any other provision of the Plan, no Option shall be granted to any Employee which would permit such Employee to purchase Stock pursuant to all unexpired offerings under all existing employee stock purchase plans, as defined in Section 423 of the Code, accruing at a rate which exceeds at any time twenty-five thousand dollars ($25,000) of the fair market value of the Stock (determined at the time such Option is granted) during any calendar year in which such Option is outstanding. For purposes of this subparagraph (b):

            (i) an Option accrues when the Option (or any portion thereof) first becomes exercisable during any calendar year;

           (ii) an Option accrues at the rate provided in the applicable Offering, but in no case may such rate for any Employee exceed twenty-five thousand dollars ($25,000) of the fair market value of the Stock determined at the time the Option is granted for any one calendar year;

           (iii) an Option that has accrued under any one Offering may not be carried over by a Participant to any other Offering; and

           (iv) only rights to purchase Stock that have been granted under an employee stock purchase plan which complies with Section 423 of the Code shall be taken into account for purposes of this subparagraph (b).

        (c) NONTRANSFERABILITY OF OPTIONS: An Option shall not be transferable by the Employee or Participant to whom it has been granted otherwise than by will or the laws of descent and distribution and shall be exercisable, during his lifetime, only by him. However, in the discretion of the Committee, the terms of any Offering may prohibit transfer under any circumstances and provide for cancellation of the unexercised portion of any Option upon the death of a Participant.

        (d) PURCHASES: Purchases of Shares by any Participant pursuant to an Offering shall be made with funds accumulated in his Account through payroll deductions from such Participant's salary or as otherwise permitted by the Committee, under rules of uniform application over the time period specified in such Offering.

        (e) OTHER PROVISIONS: Each Offering shall contain such other provisions as the Committee shall deem advisable, including restrictions on resale of Stock purchased through an Offering, provided that no such provisions may in any way conflict, or be inconsistent, with the terms of the Plan as amended from time to time.

        (f) REQUIREMENTS OF LAW: The issuance of any Stock hereunder is conditioned upon registration of the Stock to be issued under applicable federal and state securities laws and its listing on any applicable stock exchange. In no event shall any Stock be issued hereunder prior to the effective date of any such registration or listing application.

        (g) ISSUANCE OF SHARES: The shares of Stock purchased by each Participant shall be considered to be issued and outstanding to his credit as of the close of business on the Expiration Date for any Offering. Shares purchased by each Participant during an Offering shall be credited to that individual's Account no later than the day after the Expiration Date of that Offering.

        (h) ACCOUNT BALANCES: No interest shall accrue at any time for any amount credited to the Account of a Participant. After the close of each Offering, a report will be sent to each Participant stating the entries made to his Account, the number of Shares purchased and the applicable Purchase Price.

        (i) MINIMUM HOLDING PERIOD: A Participant will possess all the rights and privileges of a stockholder with respect to all of the Shares held in his or her Account under the Plan, including the right to vote such Shares, and will receive all dividends, distributions and stockholder communications with respect to such Shares. However, Shares shall remain in the Account until the expiration of the Minimum Holding Period with respect to such Shares, as determined by the Committee at or prior to the Commencement Date of the Offering.

                                  ARTICLE VIII
                     WITHDRAWALS FROM PARTICIPANT ACCOUNTS

    SECTION 8.1 Except for any officer of the Company who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (an "Executive Officer"), Participants may cease participation in an Offering at any time prior to the Expiration Date and withdraw all cash amounts in their Account. Such withdrawal shall serve to cancel the Participant's Option and the Participant shall thereupon cease his or her participation in such Offering. Partial cash withdrawals shall not be permitted. Cash withdrawal requests shall be made in such form and under such conditions as may be specified from time to time by the Committee. Executive Officers may not make cash withdrawals for so long as they remain Executive Officers.

    SECTION 8.2 A Participant may request, once in each calendar year, delivery of a stock certificate representing all or any portion of the Shares (in a whole number of Shares) held in his or her Account for at least the Minimum Holding Period. Unless otherwise specified by the Committee at or prior to the Commencement Date of any Offering, the Minimum Holding Period with respect to Shares purchased under such Offering shall be one year from the Expiration Date of that Offering,. A Participant shall not be permitted to pledge, transfer or sell Shares held in his or her Account until they are issued in certificate form after expiration of the Minimum Holding Period. Withdrawals of Shares prior to the end of the Minimum Holding Period will be permitted only for the purpose of Hardship, demonstrated to the reasonable satisfaction of the Committee.

    SECTION 8.3 Upon termination of a Participant's employment with the Company for any reason, whether voluntary or involuntary, his or her participation in the Plan shall immediately terminate. As soon thereafter as practicable, the Participant shall receive the following: (a) cash in an amount equal to the balance in his or her Account as of the date of the termination of employment,
(b) a stock certificate for all whole Shares held in the Account for at least the Minimum Holding Period and (c) the cash equivalent of any fractional Share in the Account. Any Shares held for less than the Minimum Holding Period shall remain in the Account for the remainder of any such holding period(s) and certificates for such Shares shall be issued to the former Participant only at the conclusion of the Minimum Holding Period applicable to such Shares.

                                   ARTICLE IX
             RECAPITALIZATION OR REORGANIZATION AND STOCK DIVIDENDS

    SECTION 9.1 If the Company shall be the surviving corporation in any merger, consolidation, or reorganization, each outstanding Option shall pertain to and apply to the securities to which a holder of a number of shares subject to the Option would have been entitled. In the event of a dissolution or liquidation of the Company, or any merger, consolidation or reorganization in which the Company is not the surviving corporation, the Committee, at its election, may cause each outstanding Option to terminate, provided, however, that each Optionee shall, in such event, subject to such rules and limitations of uniform application as the Committee may prescribe, be entitled to the rights of terminating Participants provided in Section 8.

    SECTION 9.2 The aggregate number of Shares which may be purchased by the exercise of outstanding Options and the Purchase Price per share covered by each such outstanding Option and the number of Shares held in a Participant's Account, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such Shares effected without the receipt of consideration by the Company.

    SECTION 9.3 The grant of an Option under the Plan shall not affect in any way the Company's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

                                   ARTICLE X
                             AMENDMENT OF THE PLAN

    The Board may suspend or terminate the Plan, reconstitute the Plan in whole or in part, or amend or revise the Plan in any respect whatsoever except that
(a) no amendment shall cause any Option to fail to qualify as an option under an "employee stock purchase plan" as defined in Section 423 of the Code, (b) without approval of the stockholders, no amendment shall increase the number of Shares which may be sold under the Plan or make any change in the Employees or class of Employees eligible to participate in the Plan, and (c) without the approval of an Optionee, no change shall be made in the terms of any outstanding Option adverse to the interest of the Optionee.

                                   ARTICLE XI
                                 MISCELLANEOUS

    SECTION 11.1 The Board may approve or adopt discount stock purchase plans under the Plan for employees of Subsidiaries as required to meet the provisions of the tax or securities laws or other applicable laws, rules or regulations in the jurisdictions in which any Subsidiary operates. Any shares of Stock issued under any such Subsidiary plans shall be deemed to have been issued under the Plan. The Board, in its sole discretion, may delegate its authority under this
Section 11.1 to (a) its Compensation, Benefits and Nominating Committee or (b) to the extent permitted under applicable law, to the Chief Executive Officer or any other appropriate officer of the Company.

    SECTION 11.2 Neither the Plan nor any document generated in connection herewith shall be construed to give any Employee the right to be retained in the employ of the Company. The Company retain the unqualified right to terminate the employment of any Employee at any time.

                                                                    APPENDIX III

                      ALEXANDER & ALEXANDER SERVICES INC.
                             NON-EMPLOYEE DIRECTOR
                        DEFERRED STOCK OWNERSHIP PROGRAM

1. PURPOSE.

    This Non-Employee Director Deferred Stock Ownership Program (the "Plan") is intended to attract and retain the services of experienced and knowledgeable directors of Alexander & Alexander Services Inc. (the "Company") for the benefit of the Company and its stockholders and to provide such directors an economic interest in the Company's Common Stock on a tax deferred basis, thereby creating a long term mutuality of interest between such directors and stockholders.

2. ELIGIBILITY.

    Each director of the Company who is not otherwise an employee of the Company or a subsidiary (each, an "Eligible Director") shall be a beneficiary under a grantor trust established by the Company, the assets of which shall be subject to the claims of the Company's creditors in the event of its bankruptcy or insolvency (the "Company Trust"). The interest of an Eligible Director as a beneficiary of the Company Trust shall be subject to the terms and conditions set forth in this Plan, as incorporated into the trust agreement governing the Company Trust (the "Trust Agreement").

3. ADMINISTRATION.

    The Plan shall be administered by the Board of Directors of the Company (the "Board"); provided that the Plan is intended to qualify for the exemption available under Rule 16b-3 ("Rule 16b-3"), as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), with respect to awards made pursuant to a formula set forth in the plan and shall be administered so as to comply with the requirements of Rule 16b-3. Subject to the express provisions of the Plan, the Board shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the independent directors' fees made pursuant to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations of the matters referred to in this Paragraph 3 shall be conclusive. No member of the Board shall be held liable for any action taken in the administration of the Plan, unless such action involves willful misconduct by such member, and each member of the Board shall be indemnified and held harmless by the Company for all actions taken in the proper administration of the Plan.

4. AMOUNT OF ANNUAL FEE AND EXPENSES.

    Each Eligible Director who serves as a director for an entire calendar year shall have credited to his or her account under the Company Trust an amount equal to the annual fee payable for services as an Eligible Director (the "Annual Fee"), which fee shall be $40,000 or such greater or lesser amount as the Board shall determine from time to time by resolution. To the extent that an Eligible Director does not serve as a director for the entire period between two Annual Meetings of Stockholders, the amount credited to his or her account in the Company Trust shall be adjusted to reflect only the period for which such Eligible Director was a director. The Annual Fee is intended to compensate an Eligible Director for attendance at meetings of and other services to the Board and any committees of the Board. In addition to the Annual Fee, Eligible Directors will be reimbursed for reasonable out-of-pocket expenses

                                     III-1
incurred in the performance of their service in that capacity, in accordance with the Company's policy on expense reimbursements.

5. CONTRIBUTIONS IN RESPECT OF THE ANNUAL FEE.

    Except as expressly provided below, no portion of the Annual Fee shall be paid directly to an Eligible Director. Instead, the Company shall contribute shares of Common Stock, $1.00 par value per share, to the Company Trust to be credited to the account of the Eligible Director. Such contributions shall generally be made in two semi-annual installments, one determined as of the date of an Annual Meeting of Stockholders and based on the portion of the Annual Fee payable for services as a director since the last contribution pursuant to this
Section 5 and the second to be made as of the date which is six months after the date of such Annual Meeting of Stockholders and based on the portion of the Annual Fee payable for services as a director since the date of such Annual Meeting of Stockholders; provided that the contribution to be made as of the Annual Meeting of Stockholders in 1995 shall be determined by multiplying the Annual Fee by a fraction, the numerator of which is the number of days in 1995 occurring on or prior to such Annual Meeting and the denominator of which is
365. Any such contribution to the Company Trust shall be made as soon as practicable following the date as of which the contribution amount is determined. Notwithstanding anything else contained herein to the contrary, in the event an Eligible Director has an immediate personal tax liability under the Plan with respect to contributions made hereunder, the Eligible Director will receive a cash payment in an amount equal to the tax liability, and the amount of Common Stock to be contributed to the Company Trust in respect of such Eligible Director shall be reduced by a like amount.

6. CONVERSION OF NON-EMPLOYEE DIRECTOR RETIREMENT PLAN.

    In connection with the termination of the Non-Employee Director Retirement Plan (the "Retirement Plan"), the Company shall make an additional contribution to the Company Trust in respect of certain Eligible Directors, as determined pursuant to this Section 6. For each Eligible Director in office on December 31, 1994, who, as of such date, (i) had completed sufficient service to be entitled to receive the maximum benefit under such Retirement Plan, the Company shall contribute Company Common Stock having a value as of such date equal to the present value of such accrued maximum retirement benefit (the "Present Value") or (ii) had completed at least 75% of the service required to be fully vested in such Present Value but had not become fully vested, the Company shall contribute Company Common Stock having a value as of such date equal to two-thirds of the Present Value. No contribution shall be made hereunder for any other Eligible Director by reason of the termination of the Retirement Plan. Notwithstanding the foregoing, in the event an Eligible Director has an immediate personal tax liability by reason of the contribution to the Company Trust to be made hereunder, the Eligible Director will receive a cash payment in an amount equal to the tax liability and the amount of Common Stock to be contributed to the Company Trust in respect of an Eligible Director shall be reduced by a like amount.

7. TRANSFERS FROM STOCK ACCOUNTS.

    Each Eligible Director may, by not less than six months' advance written notice given during any of the four quarterly ten business day periods commencing on the third business day following the release of quarterly or annual financial earnings, direct the Trustee of the Company Trust to sell any shares of Company Stock credited to his or her account that were contributed to the Company Trust more than one year prior to the effective date of any such sale direction. Notwithstanding anything contained herein to the contrary, no direction to sell any shares of Common Stock held in the Company Trust shall be effected if such sale would subject the Eligible Director to liability under
Section 16 of the 1934 Act.

                                     III-2

8. INVESTMENT OF ACCOUNTS.

    In the event that an Eligible Director directs the Trustee to sell all Common Stock pursuant to Section 7 hereof, the proceeds of such sale and all amounts attributable thereto shall be invested under the Company Trust by the Trustee or a professional investment manager appointed by the Company and held for the benefit of such Eligible Director until distributed in accordance with the Plan.

9. DISTRIBUTIONS FOLLOWING CESSATION OF BOARD MEMBERSHIP.

    Any shares of Company Stock or other Assets credited to an Eligible Director's account under the Company Trust shall be distributed to such Eligible Director (or, in the event of an Eligible Director's death, his or her designated beneficiary) as soon as practicable following the cessation of his or her services as a director.

10. HARDSHIP WITHDRAWALS.

    Upon a finding by the Company's Chief Executive Officer that an Eligible Director who has requested a withdrawal of all or a portion of the amount credited his or her account under the Company Trust needs such withdrawal to satisfy an immediate financial need, the Chief Executive Officer may permit the distribution to the Eligible Director of up to that amount credited to the Eligible Director's account under the Company Trust in assets other than Company Stock which is required to satisfy such financial needs.

11. RIGHTS AS STOCKHOLDERS.

    The rights of Eligible Directors with respect to shares of Common Stock contributed by the Company to the Trust, including without limitations the right to vote, dispose of, pledge, assign, transfer, bequeath by will or receive dividends or other distributions upon such shares, shall be determined in accordance with the Plan. Nothing in the Plan shall confer on any individual any right to continue as a director of the Company or interfere in any way with the right of the Company to terminate the Plan participant's service as a director at any time.

12. VALUATION OF COMMON STOCK.

    The number of shares of the Common Stock to be credited to an Eligible Director's account in the Company Trust as of each installment contribution under Section 5 and with respect to any contribution required to be made under
Section 6, shall be determined by dividing (i) in the case of contributions made pursuant to Section 5, the portion of the Annual Fee being satisfied by such installment by the mean of the high and low sales prices of the Common Stock on the New York Stock Exchange on the date on which an installment payment is required to be made (or the next preceding date on which trading occurred if there was no trading on such date), or (ii) in the case of a contribution made pursuant to Section 6, the portion of the Present Value being contributed by the means of the high and low sales prices of the Common Stock on the New York Stock Exchange on December 31, 1994. In the event that the Common Stock is no longer traded on the New York Stock Exchange at the date of any installment payment, then the Board shall establish the price of the Common Stock at the fair market value determined under Treasury Regulation Section 20.2031-2.

13. STOCK SUBJECT TO THE PLAN.

    There are reserved for issuance under the Plan 160,000 shares of the authorized and unissued shares of the Common Stock.

                                     III-3

14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

    Notwithstanding any other provision of the Plan, the number and class of shares held pursuant to the Trust Agreement shall be proportionately adjusted in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution to common stockholders other than cash dividends and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan shall be appropriately adjusted by the Board. The Board's determination of any adjustment shall be conclusive.

15. AMENDMENT AND TERMINATION.

    Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on the date of the Annual Meeting of Stockholders in 2005. The Plan may be terminated, modified or amended by the Board of Directors, provided that (i) in no event shall the provisions of the Plan relating to the determination of the number of shares to be credited to an Eligible Director hereunder, the eligibility of Eligible Directors, the distribution of amounts from the Company Trust or the investment of assets held under the Company Trust be amended more frequently than once every six months and (ii) no amendment shall become effective without the approval of the Company's shareholders, if such approval is required to continue to qualify the Plan for the exemption provided under Rule 16b-3.

16. WITHHOLDING.

    Unless other arrangements satisfactory to the Board are made to satisfy any such obligation, upon the distribution from the Company Trust to an Eligible Director the Company shall have the right to retain without notice sufficient amounts to cover the amount of any tax required by any government to be withheld or otherwise deducted and paid with respect to such distribution from the Company Trust.

17. LIMITATIONS ON LIABILITY.

    Neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Trust Agreement, nor the payment of any benefits, shall be construed as giving to any participant or other person any legal or equitable right against the Company (or any person connected therewith), except as provided by law or by any Plan provision. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a fiduciary relationship between the Company (or any person connected therewith) and any participant or other person. In no event shall the Company (or any person connected therewith) be liable to any person for the failure of any participant or other person to be entitled to any particular tax consequences with respect to the Plan or any contribution thereto or distribution therefrom.

18. CONSTRUCTION.

    The Plan is intended to be exempt from ERISA and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan being so exempted. In case any provision of the Plan shall be held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein. For all purposes of the Plan, where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular. Headings of Paragraphs are inserted only for convenience of reference and are not to be considered in the construction of the Plan. Except to the

                                     III-4
extent preempted by the laws of the United States of America, the laws of the State of Maryland shall govern, control and determine all questions arising with respect to the Plan and the interpretation and validity of its respective provisions.

19. SPENDTHRIFT PROVISION.

    No amount payable under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. The foregoing shall not preclude any arrangement for: (i) the withholding of taxes from Plan benefit payments, (ii) the recovery by the Plan of overpayments of benefits previously made to a participant, or (iii) the direct deposit of benefit payments to an account in a banking institution (if not part of an arrangement constituting an assignment or alienation).

    In the event that any participant's benefits are garnished or attached by order of any court, the Company may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable shall be paid into the court as they become payable, to be distributed by the court to the recipient it deems proper at the close of said action.

20. EFFECTIVENESS OF THE PLAN.

    The Plan is effective as of January 1, 1995, subject to the approval of the Plan at the next Annual Meeting of Shareholders.

                                     III-5

                                                                     APPENDIX IV

                      ALEXANDER & ALEXANDER SERVICES INC.
                 PERFORMANCE BONUS PLAN FOR EXECUTIVE OFFICERS

                                   ARTICLE I
                                    PURPOSE

    The purpose of the Alexander & Alexander Services Inc. Performance Bonus Plan for Executive Officers (the "Plan") is to enable the Company to recruit and retain qualified executive officers by paying them, upon the attainment of performance criteria established in accordance with the Plan, incentive compensation up to the maximum amount that may be paid under the Plan, including that portion of the bonus paid in the form of restricted stock under the Company's Bonus Equity Plan.

    The Plan is intended, among other things, to address the limitations under
Section 162(m) of the Internal Revenue Code of 1986, as amended, on the deductibility of certain compensation in excess of $1 million per year paid by the Company to those executive officers of the Company who, on the last day of the Company's fiscal year, are (a) the Chief Executive Officer and (b) other executive officers covered by Section 162(m).

                                   ARTICLE II
                                  DEFINITIONS

    The following words and phrases shall have the meanings indicated for purposes of the Plan, unless the context clearly indicates otherwise:

        (a) AVERAGE TOTAL CAPITAL shall mean the sum of (A) short-term debt and the current portion of long-term debt, (B) long-term debt, and (C) total stockholders' equity, such sum to be averaged over the period beginning with the end of the previous Bonus Year and including each of the first three financial quarters of the current Bonus Year and the end of the current Bonus Year, respectively, each amount as disclosed in the Consolidated Balance Sheets in the Company's Annual and Quarterly Reports for the relevant periods.

        (b) AVERAGE TOTAL STOCKHOLDERS' EQUITY shall mean the total stockholders' equity of the Company averaged over the period beginning with the end of the previous Bonus Year and including each of the first three financial quarters of the current Bonus Year and the end of the current Bonus Year, respectively, all as disclosed in the Consolidated Balance Sheets in the Company's Annual and Quarterly Reports for the relevant periods.

        (c) BEP shall mean the Company's Bonus Equity Plan, as the same shall be in effect from time to time.

        (d) BEP STOCK VALUE shall mean the discounted value, determined in accordance with the terms of the BEP, of the shares of the Company's common stock awarded to any Covered Employee in respect of a Bonus Award.

        (e) BOARD shall mean the Board of Directors of the Company.

        (f) BONUS AWARD shall mean the amount of bonus compensation payable to any Covered Employee for each Bonus Year, whether payable in cash or in restricted stock under the BEP.

        (g) BONUS YEAR shall mean a calendar year.

        (h) CASH FLOW shall mean the sum of (a) net cash provided (used) by operating activities (excluding amounts, if any, attributable to discontinued operations and changes in accounting), and (b) net purchases of property and equipment, all amounts as disclosed in the Consolidated Statement of Cash Flows in the Company's Annual Report for the Bonus Year.

        (i) CHIEF EXECUTIVE OFFICER shall mean the Chief Executive Officer of the Company or the individual acting in such capacity.

        (j) COMMITTEE shall mean the Compensation, Benefits and Nominating Committee of the Board, or any similar committee thereof comprised of at least two Outside Directors.

        (k) COMPANY shall mean Alexander & Alexander Services Inc.

        (l) COVERED EMPLOYEE shall mean the Chief Executive Officer and each of those other executive officers of the Company who, on the last day of the Bonus Year, are "covered employees" within the meaning of Section 162(m).

        (m) EARNINGS PER SHARE shall mean net income per share available for Common Shareholders of the Company's common stock, as disclosed in the Consolidated Statement of Operations in the Company's Annual Report for the Bonus Year.

        (n) INCOME FROM CONTINUING OPERATIONS shall mean the consolidated income from continuing operations of the Company, as disclosed in the Consolidated Statement of Operations in the Company's Annual Report for the Bonus Year.

        (o) OPERATING INCOME shall mean the operating income of the Company, as disclosed in the Consolidated Statement of Operations in the Company's Annual Report for the Bonus Year.

        (p) SPECIFIED BONUS AWARD shall mean the target Bonus Award payable to each Covered Employee in the event that certain specified Performance Goals are met.

        (q) VARIABLE BONUS AWARD shall mean incentive compensation over and above the Specified Bonus Award payable to a Covered Employee in the event that the Performance Goals related thereto are met.

        (r) OUTSIDE DIRECTOR shall mean a member of the Board who is an "outside director" as that term is defined under Section 162(m).

        (s) PERFORMANCE GOALS shall mean the financial measurements of performance that must be met in order for a Covered Employee to receive a Bonus Award.

        (t) RETURN ON CAPITAL shall mean the earnings (loss) available for common shareholders (as disclosed in the Consolidated Statement of Operations in the Company's Annual Report for the Bonus Year) divided by the Average Total Capital.

        (u) RETURN ON EQUITY shall mean the earnings (loss) available for common shareholders (as disclosed in the Consolidated Statement of Operations in the Company's Annual Report for the Bonus Year) divided by the Average Total Stockholders' Equity.

        (v) SECTION 162(M) shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and rules issued thereunder.

                                  ARTICLE III
                           ADMINISTRATION OF THE PLAN

    SECTION 3.1 The Plan shall be administered by the Committee. If, however, the Committee shall fail to be composed solely of Outside Directors, then those members of the Committee that are Outside Directors shall act as the Committee.

    SECTION 3.2 The Plan shall be interpreted and construed in accordance with
Section 162(m). Any specific action by the Committee that would cause any Bonus Award to fail to be deductible under Section 162(m) shall be void. Otherwise, the Committee shall have full and exclusive authority, power and discretion to construe and interpret the Plan (subject to the advice of appropriate legal counsel with respect to any question of law), and generally to determine any and all questions arising under the Plan, including the sole authority to establish Performance Goals and to determine whether any Bonus Award is payable solely in cash or partly in cash and partly in BEP stock. The Committee shall have the authority to reduce the Bonus Award of any Covered Employee earned under this Plan, or any portion thereof, even if the Performance Goals that would provide the maximum amount of such Bonus Award have been met. The Committee shall not, however, have any authority hereunder to increase the amount of any Bonus Award calculated in accordance with the Plan.

    SECTION 3.3 The Committee shall certify to the Company in writing that any applicable Performance Goals have been met before any amounts are paid in respect of Bonus Awards under the Plan. If permitted under Section 162(m), such certification may be based upon reasonably estimated financial information available prior to the end of the Bonus Year.

                                   ARTICLE IV
               CALCULATION OF BONUS AMOUNTS FOR COVERED EMPLOYEES

    SECTION 4.1 Each Covered Employee shall be eligible to receive a Specified Bonus Award under the Plan, as more fully described in Section 4.2. In addition, each Covered Employee who receives a Specified Bonus Award for a given Bonus Year shall also be eligible to receive a Variable Bonus Award, as more fully described in Section 4.3. Payment in respect of any Bonus Award shall be made either in cash or in a combination of cash and restricted shares of the Company's common stock issued under the BEP, provided that in no event shall more than 50% of any Bonus Award be paid in shares of BEP stock. The total Bonus Award paid to any Covered Employee in respect of a Specified Bonus Award and a Variable Bonus Award for any Bonus Year shall not exceed the sum of $5 million plus the excess, if any, of (a) the fair market value of any shares of BEP stock on the date the Committee certifies that the applicable Performance Goals have been met, over (b) the BEP Stock Value of such shares of BEP stock. The amount payable in respect of a Bonus Award shall be paid as soon as practicable following the certification described in Section 3.3 above, subject to the Committee's discretion in Section 3.2 to reduce the amount of any Bonus Award.

    SECTION 4.2 A Specified Bonus Award shall be paid to a Covered Employee if one or both of the following Performance Goals, established by the Committee in accordance with Section 162(m), is achieved: (a) a specified amount of Income from Continuing Operations as of the end of the Bonus Year or a specified minimum increase in such income as compared to the end of the prior Bonus Year; or (b) a specified amount of Operating Income for the Bonus Year. Subject to the limitations contained in Section 4.1, the maximum Specified Bonus Award that each Covered Employee shall be entitled to receive and the actual Performance Goals for each Bonus Year shall be determined by the Committee in writing at the beginning of the Bonus Year within the time required under Section 162(m).

    SECTION 4.3 The amount of any Variable Bonus Award that may be payable to any Covered Employee for a particular Bonus Year shall be based on such Covered Employee's achievement of one or more additional Performance Goals established by the Committee for such Covered Employee. These additional Performance Goals shall relate to any one or more of the following financial measurements as each relates to the Company and its consolidated subsidiaries or, with respect to 4.3(a) or (b), as such measurement relates to any one or more of the Company's operating units: (a) Return on Capital; (b) Return on Equity; (c) Earnings per Share; (d) Cash Flow and (e) an increase in Operating Income above the amount specified under Section 4.2(b). Different Variable Bonus Award Performance Goals may be established for each Covered Employee. The amount of each Covered Employee's Variable Bonus Award may be expressed as a formula pursuant to which additional amounts may be paid for incremental increases in actual performance against a stated Performance Goal.

    SECTION 4.4 In the event that any person who was a Covered Employee at the end of the prior Bonus Year, is not a Covered Employee at the conclusion of the current Bonus Year, the Specified and Variable Bonus Award Performance Goals and maximum Bonus Award applicable to such person shall be applicable to the executive officer who replaces him or her as a Covered Employee for such Bonus Year. In any year in which there is a change in more than one Covered Employee, the determination as to which executive officer replaces which prior Covered Employee shall be made on the basis of the salary payable for such Bonus Year, so that the new Covered Employee with the greatest amount of salary replaces the prior Covered Employee having the greatest amount of salary for the prior Bonus Year and so on, except that any new Chief Executive Officer (who was not also a Covered Employee as of the end of the last Bonus Year) shall replace the person who was the Chief Executive Officer at the end of the prior Bonus Year. Nothing in this Section 4.4 shall be construed to change the Performance Goals and maximum Bonus Award for any Bonus Year with respect to any person who was a Covered Employee for both the prior and the current Bonus Years.

    SECTION 4.5 The Committee may defer to a succeeding year payment of any portion (up to $1 million) of a Bonus Award which may be payable to a Covered Employee for a particular Bonus Year. Payment of such deferred award may be conditioned upon such terms as the Committee shall determine, including the achievement of extraordinary performance by such Covered Employee.

                                   ARTICLE V
                          CHANGE OF MEASUREMENT PERIOD

    If permitted by Section 162(m), the Committee may establish a measurement period for determining the achievement of any Performance Goal other than the Bonus Year if the Committee concludes that such alternative measurement period is appropriate under the circumstances. Any such change must be made before the new measurement period begins. In such event, all relevant criteria will be based upon the books and records of the Company for the specified measurement period in a manner consistent with the terms of the Plan.

                                   ARTICLE VI
                       STOCKHOLDER APPROVAL AND AMENDMENT

    SECTION 6.1 This Plan shall become effective as of January 1, 1995, subject, however, to the approval of the Company's stockholders at the 1995 Annual Meeting of the Stockholders of the Company.

    SECTION 6.2 The Plan may be amended at any time by the Committee, which shall act in accordance with Section 3.1 of the Plan. In the event that Section 162(m) is modified or interpreted in a manner which causes the Plan to fail to provide for the deductibility of compensation payable hereunder, the Committee shall retain the right to modify the Plan for Covered Employees to the extent necessary to bring any provisions hereof into compliance, including but not limited to deletion of any non-conforming provisions, or to discontinue the Plan altogether. No amendment shall be made without approval of the stockholders of the Company if such approval is required in order for the Plan to continue to meet the requirements of Section 162(m).